As filed with the Securities and Exchange Commission on February 5, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No. 2

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Integrated Cannabis Solutions, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	100	90-1505708
(Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Corporate Administrative Services, Inc.

1955 Baring Blvd

Sparks, Nevada 89432

(775) 358-1412

(Name, address, telephone number of agent for service)

6810 North State Road 7

Coconut Creek, Florida 33073

(954) 906-0098

(Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)

Communication Copies to

Frederick M. Lehrer, P.A.

Frederick M. Lehrer, Esq.

Attorney and Counselor at Law

flehrer@securitiesattorney1.com

(561) 706-7646

Approximate date of commencement of proposed sale to the public: As soon as practicable and from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common stock, par value $0.0001	4,583,183	$0.0015	$7,103.93	$0.92
Total	4,583,183	$0.0015	$7,103.93	$0.92

____________

(1)

Represents shares offered by the Selling Stockholders who are designated statutory underwriters in this Offering. Includes an indeterminable number of additional shares of Common Stock, pursuant to Rule 416 under the Securities Act that may be issued to prevent dilution from stock splits, stock dividends or similar transactions that could affect the shares to be offered by Selling Stockholder.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, using the average of the high and low prices as reported on the OTCMARKETS Pink Sheet market on February 10, 2020

The Registrant hereby may amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

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The information in this [preliminary] Prospectus is not complete and may be changed without notice. We may not sell these securities nor may offers to buy these securities be accepted until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION ON February 5, 2021

PRELIMINARY PROSPECTUS

INTEGRATED CANNABIS SOLUTIONS, INC.

4,583,183 SHARES OF COMMON STOCK

This Prospectus relates to the offer and sale of up to 4,583,183 shares of common stock, par value $0.0001 per share (the “Common Stock” or the “Shares”) of Integrated Cannabis Solutions, Inc. (the “Company” or “We”)) offered by the holders thereof (the “Selling Stockholders”) who are deemed in this offering to be statutory underwriters and who have been identified in this Prospectus. The Selling Stockholders will sell the shares of Common Stock offered herein at the fixed price of $0.0015 per share for the duration of the offering. Selling Stockholder

The shares of common stock being offered by the Selling Stockholders pursuant to this Prospectus are “restricted securities” under the Securities Act of 1933, as amended (the “Securities Act”), before their sale under this Prospectus. This Prospectus has been prepared for the purpose of registering these shares of Common Stock under the Securities Act to allow for a sale by the Selling Stockholders at a fixed price of $0.0015.

The maximum number of Shares that can be sold pursuant to the terms of this offering by the Selling Stockholders is (in aggregate) 4,583,183 shares of Common Stock. Funds received by the Selling Stockholders will be immediately available to such Selling Stockholders for use by them. The Company will not receive any proceeds from the sale of the Selling Stockholders shares of Common Stock. Neither the Company nor any Selling Stockholders has any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the shares of Common Stock. If the Company or Selling Stockholders can locate and enter into any such arrangement(s), the shares of Common Stock will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

The Selling Stockholders may sell some or all of their shares of Common Stock from time to time at a fixed price of $0.0015 in negotiated transactions. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. We will bear all costs relating to the registration of these shares of our Common Stock. All selling and other expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders.

Our Common Stock is quoted on the Pink Sheet Market of the OTCMARKETS under the symbol “IGPK.” On February 3), 2021, the last reported sale of our Common Stock was $0.0067 Our Common Stock is not otherwise regularly quoted on any other over-the-counter market until such time as our Common Stock is quoted on the OTCQB, the shares of Common Stock covered by this Prospectus will be sold by the Selling Stockholders from time to time at a fixed price of $0.0015 per share, in accordance with the Plan of Distribution (as disclosed below). The offering price of the shares of our Common Stock does not necessarily bear any relationship to market value, our book value, assets, past operating results, financial condition or any other established criteria of value.

We are a Shell Company as defined in Rule 405 because we are a company with less than nominal operations, and as of September 30, 2020 and December 31, 2019, we have no assets. We are committed to pursuing our business plan of Hemp Processing described in this Prospectus on a long-term basis. We and our management have no plans or intentions to be acquired by or to merge with an operating company, nor do we, our management or any of our shareholders, have plans to enter into a change of control or similar transaction or to change our management.

We are considered a “shell company” under applicable securities rules and subject to additional regulatory requirements as a result, including the inability of our shareholders to sell our shares in reliance on Rule 144 promulgated pursuant to the Securities Act of 1933, as well as additional restrictions. Accordingly, investors should consider our shares to be significantly risky and illiquid investments. See Risk Factors below as well as page 13.

We believe we are not a blank check company because we have a specific business purpose and a bona fide plan of operations; none of which include plans or intentions to engage in a merger or acquisition with an unidentified company or person or, once we are a reporting company, to be used as a vehicle for a private company to become a reporting company.

Our Chief Executive Officer/Director owns 97.1% of our outstanding common stock shares and through his ownership of 991,400 shares or 99.7% of Series A Preferred Stock, beneficially owns over 51% of our outstanding voting stock, which will enable him to control corporate actions, including those that would otherwise be submitted for shareholder approval, including those that may be approved by consent of 51% of our voting securities. Additionally, our CEO/Director owns 540,000 Preferred C Shares.

We have made no written communications as defined under Rule 405 of the Securities Act to prospective investors or investors.

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The information in this preliminary Prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the SEC is effective. This preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The information contained in this Prospectus is accurate only as of the date of this Prospectus.

An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your purchase.

We urge you to read carefully the “Risk Factors” section beginning on page 13 where we describe specific risks associated with an investment in these securities before you make your investment decision.

We may amend or supplement this Prospectus from time to time by filing amendments or supplements as required. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 11 of this Prospectus before making a decision to purchase our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Prior to this Offering, there has been a limited market for our securities. While our common stock is quoted on OTCMARKETS, there has been negligible trading volume. There is no guarantee that an active trading market will develop in our securities.

This Offering is highly speculative, and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is February 5, 2021.

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The following table of contents has been designed to help you find information contained in this Prospectus. We encourage you to read the entire Prospectus.

5

ABOUT THIS PROSPECTUS

Please read this Prospectus carefully and in its entirety. This Prospectus contains disclosures regarding our business, our financial condition and results of operations and risk factors related to our business and our Common Stock, among other material disclosure items. We have prepared this Prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this Prospectus. We have not authorized any other person to provide you with different information. This Prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any State where the offer or sale is not permitted. The Selling Stockholder may not sell the securities listed in this Prospectus until the Registration Statement filed with the Securities and Exchange Commission is effective. The information in this Prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

The Registration Statement containing this Prospectus, including the exhibits to the Registration Statement, provides additional information about us and our Common Stock offered under this Prospectus. The Registration Statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

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PROSPECTUS SUMMARY

You should carefully read all information in the Prospectus, including the financial statements and their explanatory notes under the Financial Statements prior to making an investment decision.

This summary highlights selected information appearing elsewhere in this Prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire Prospectus before investing in our Common Stock, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes beginning on page F-1. Our fiscal year end is December 31 and our annual financial statements for the fiscal years ended December 31, 2019 and 2018 are included in this Prospectus as well as our interim unaudited financial statements for the nine months ended September 30, 2020 and 2019. Some of the statements made in this Prospectus discuss future events and developments, including our future strategy and our ability to generate revenue. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Special Note Regarding Forward-Looking Statements” at page 12 of this Prospectus.

Except as otherwise required by the context, references in this Prospectus to “we,” “our,” “us” refer to Integrated Cannabis Solutions, Inc.

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire Prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this Prospectus.

We have not authorized anyone to provide you with different information and you must not rely on any unauthorized information or representation. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. This document may only be used where it is legal to sell these securities. You should assume that the information appearing in this Prospectus is accurate only as of the date on the front of this Prospectus, regardless of the time of delivery of this Prospectus, or any sale of our common stock. Our business, financial condition and results of operations may have changed since the date on the front of this Prospectus. We urge you to carefully read this Prospectus before deciding whether to invest in any of the common stock being offered.

THE OFFERING

Summary of the Offering

Shares Outstanding as of February 5, 2021	1,483,317,059

Shares Being Offered:	4,583,183

Offering Price per Share:

The Selling Stockholders may sell all or a portion of the shares being offered pursuant to this Prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices, or at negotiated prices.

Use of Proceeds:	We will not receive any proceeds from the sale of the shares of our common stock by the Selling Stockholders.

OTCMARKETS Symbol:	IGPK

Risk Factors:	See “Risk Factors” beginning on page 13 and the other information in this Prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

7

Corporate History

We were incorporated on October 9, 1995 in Texas under the name, Posh International, Inc. On December 31, 2003, we changed our domicile from Texas to Nevada. On April 14, 2014, we changed our name to our current corporate name, Integrated Cannabis Solutions, Inc. Our complete corporate history is detailed beginning at page 38.

Business Overview

Industry Background/Hemp Processing

There is a shortage of hemp processing facilities in Wisconsin and other States, in our management’s opinion, causing delays and failure to meet farmers’ processing demands. During 2019, 850 growers planted and successfully harvested about 5,000 acres of biomass (Source: DATCP’s Plant Industry Bureau http://datcp.wi.gov/Pages/News_Media/2020HempAppsOpen.aspx.). Currently, there is not enough processing capacity to handle 5,000 acres of biomass in Wisconsin, causing farmers to truck their Biomass to other States, primarily to Colorado. Processing crops in an efficient and expeditious manner generally, including biomass, is essential to any Hemp farming operation because the harvest will increasingly dry out over time, lose potency and the value of the crops will decline with each passing day. As such, farmers will benefit from an efficient and timely process involving sale of their crops to a processor or relying upon the services of a processor or engaging or entering into agreements with Co-ops to process hemp as the hemp crops are harvested. This provides benefits to farmers by improving their product margins from timely processing of hemp, which is currently underserved since most farmers cannot afford to have dedicated processing facilities. Additionally, farmers will have a local place to sell their Biomass if they so choose rather than paying for processing, without fear of tariffs being placed on their crops.

With the passage of the Agriculture Improvement Act of 2018 (the “2018 Farm Bill”) l, Tetrahydrocannabinols (“THC”) from hemp have been excepted (removed) from illegal drug or controlled substances under Schedule I by the Agriculture Improvement Act of 2018 (signed into law on December 20, 2018) and are not included in any other schedule of controlled substances set forth in 21 U.S.C. §813. Accordingly, there are less regulatory impediments to growing and processing Hemp, notwithstanding that the most significant regulation is that the THC concentration in a Hemp Product must be less than 0.3 percent THC concentration.

Our Future Hemp Processing Business

In February 2019, we were approved in Wisconsin to grow and process hemp pursuant to our obtaining an Industrial Hemp Grower License and an Industrial Hemp Processor License, both licenses of which were renewed on January 27, 2020.

Apart from our Plan of Operations and sourcing the equipment needed to operate a plant capable of initially processing one acre per day that can be expanded to processing three to five acres per day and locating our sources of equipment and sales of our Cannabidiol (“CBD”) or Isolate product derived from Hemp, we have engaged in nominal operations. CBD is a naturally occurring compound found in the resinous flower of Cannabis. We plan to obtain raw material Hemp, referred to as Biomass, by purchasing it from growers in Wisconsin, Oregon, or California. We will process the biomass into CBD or isolate product by renting a facility and purchasing the necessary processing equipment or establishing our processing facility at a Wisconsin farm that we acquire. We plan to sell our processed CBD or isolate to manufacturers or pharmaceutical companies for their manufacture, distribution and sale of edibles for human consumption, such as cookies, candies, crystal pop, honey and multi-vitamins, and topical products for human use such as oils, tinctures, creams, oils and salves, and vaping liquids. We will conduct our business and sell our products only in States and countries where it is legal to do so under State and/or applicable country laws and regulations. We will undergo significant development to accomplish the foregoing as detailed in our Plan of Operations beginning at page 49.

Products that are intended for use in the diagnosis, cure, mitigation, treatment or prevention of disease and/or intended to affect the structure or any function of the body are considered drugs under the Federal, Food, Drug and Cosmetic Act and regulates the formulation, manufacturing, packaging, labeling, and distribution of food, dietary supplements, drugs, cosmetic, medical devices, biologics, and tobacco products. Our CBD or isolate will not be formulated, marketed, or make any claims as drugs and/or products requiring FDA approval.

8

Summary of Risk Factors

This Offering, which provides for the registration of Shares by the Selling Stockholders and the subsequent public resale of such shares, involves substantial risk. Our ability to execute our business strategy is also subject to various risks detailed in this Prospectus. The risks described under the heading “Risk Factors” included elsewhere in this Prospectus may cause us not to realize the full benefits of our business plan and strategy or may cause us to be unable to successfully execute all or part of our strategy. Some of the most significant challenges and risks are:

•	Our operations and financial performance could be negatively impacted, if the markets for Hemp Biomass and Hemp related products do not develop and expand as we anticipate.
•	We will need substantial additional funding to execute our Plan of Operations and continue our operations, which could result in material dilution to our stockholders.
•

We may be unable to raise capital when needed, if at all, which could cause us to have insufficient funds to pursue our Plan of Operations, which will materially and negatively affect our results of operations and may cause a loss of your entire investment.

•	Hemp farming is unpredictable and is subject to unpredictable nature and climate changes. Hemp seed quality, and qualified farm labor is expensive.
•	Our goal is to obtain all necessary permits to conduct our business, however, we cannot guarantee we will be successful in procuring all necessary permits and adhering to all regulations.
•	Because our processing equipment will be new and our employees will need to learn essential machine mechanics, our operations will require constant refinement.
•	Outsourcing raw hemp material at competitive prices is essential to our business model; if we are unsuccessful in doing so, our results of operations will be negatively affected.
•	Our success will be dependent on our ability to sell high quality CBD oil and we have yet to develop our manufacturing process and sales channels.

Before you invest in our Common Stock, you should carefully consider all the information in this Prospectus, including matters set forth under the heading “Risk Factors.”

Where You Can Find Us

Our principal executive office and mailing address and phone number are: 6810 North State Road 7, Coconut Creek, Florida 33073, (954) 906-0098.

Shell Company Status

We are a shell company, and we are designated a Shell Company Risk by OTCMARKETS.

Our Filing Status as a “Smaller Reporting Company”

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue is less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time, we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

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Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) enacted in April 2012. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;
•

Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”);

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and
•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this Prospectus, which are also available to us as a “smaller reporting company” as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Act”) for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements contained in this Form S-1 may not be comparable to companies that comply with public company effective dates. The existing scaled executive compensation disclosure requirements for smaller reporting companies will continue to apply to our filings so long as we are an emerging growth company, regardless of whether we remain a “smaller reporting company”.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

For more details regarding this exemption, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies.”

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SUMMARY OF FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The statement of operations data is derived from our unaudited financial statements for the 9 months ended September 30, 2020 and 2019 and from our audited financial statements for the years ended December 31, 2019 and 2018.

	For the Nine Months Ended September 30,
	2020	2019

Revenue	$-	$-

Operating expenses:
Salaries and wages	135,000	357,583
Selling, general and administrative	6,963	21,730
Professional and legal fees	70,631	81,646
Total operating expenses	212,594	460,959

Loss from operations	(212,594)	(460,959)

Other income (expense):
Change in fair value of derivatives	-	19,209
Change in fair value of convertible notes	-	(1,640)
Gain on convertible note payable	-	8,330
Gain on settlement	-	67,074
Interest expense	(17,766)	-
Total other income (expense)	(17,766)	92,973

Net Loss	$(230,360)	$(367,986)

Net loss per common share - basic and diluted	$(0.00)	$(0.00)

Weighted average number of shares outstanding - basic and diluted	1,227,696,621	866,945,630

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	For the Years Ended December 31,
	2019	2018

Revenue	$-	$-

Operating expenses:
Salaries and wages	300,000	1,063,888
Selling, general and administrative	30,443	24,885
Professional and legal fees	197,020	15,060
Impairment loss from unrecoverable land deposit	49,140	-
Total operating expenses	576,603	1,103,833

Loss from operations	(576,603)	(1,103,833)

Other income (expense):
Change in fair value of derivative liability	19,209	146,334
Change in fair value of convertible notes	(1,640)	4,623
Interest expense	(11,930)	(50,660)
Gain on settlement of notes payable	75,404	-
Loss on settlement of convertible note payable	(436,755)	-
Total other income (expense)	(355,712)	100,297

Net loss	$(932,315)	$(1,003,536)

Net loss per common share - basic and diluted	$(0.00)	$(0.00)

Weighted average number of shares outstanding - basic and diluted	788,768,018	1,084,257,702

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Special Note Regarding Forward-Looking Statements

The information contained in this Prospectus, including in the documents incorporated by reference into this Prospectus, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our management’s expectations, hopes, beliefs, intentions and/or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

RISK FACTORS

The shares of our Common Stock being offered for resale by the Selling Stockholders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire amount invested in the Common Stock. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating our business before purchasing any shares of Common Stocks. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this Prospectus before investing in our Common Stock.

Risks Related to Our Business

Our financial statements disclose that there is substantial doubt regarding our ability to continue as a going concern, in which case you could lose your investment.

We have a working capital deficit, a history of net losses, and are dependent on advances from our officer in order to continue its operations. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our generating profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. Our management intends to finance operating costs with additional advances from related parties, notes payable and/or public issuance of common stock. Although we may be successful in obtaining financing, there are no assurances that such funding will be achieved at a sufficient level or that we will succeed in our future operations.

We expect to incur substantial expenses to meet our reporting obligations as a public company.

We will incur substantial annual costs to maintain the proper management and financial controls for our filings required as a public reporting company, funds that would otherwise be spent for our business operations. Our public reporting costs may increase over time, which will increase our expenses and may decrease our potential profitability.

Our business is highly competitive; competition presents an ongoing threat to the success of our hemp processing business.

We face significant competition from small, medium and large competitors in the hemp processing space, which competitors have greater financial, operational, and personnel resources than we do. Should we fail to develop strategies to overcome our competition, our revenues will be negatively impacted.

Because our Chief Executive Officer/Director owns 97.1% of our issued and outstanding common stock shares and 51% of our voting stock through his ownership of Series A Preferred Shares, he can exert significant control over our business and affairs and have actual or potential interests that may depart from those of investors.

Our Chief Executive Officer/Director, Matthew Dwyer, owns 97.1% of our issued and outstanding shares. Additionally, our Chief Executive Officer/Director, through his ownership of shares of Series A Preferred Stock, beneficially owns over 51% of our outstanding voting stock. The interests of our Chief Executive Officer may differ from the interests of our other stockholders. As a result, our Chief Executive Officer/Director will have significant influence and control over all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including the following actions:

•	to elect or defeat the election of our directors;
•	to amend or prevent amendment of our certificate of incorporation or by-laws;
•	to effect or prevent a merger, sale of assets or other corporate transaction; and
•	to control the outcome of any other matter submitted to our stockholders for a vote.
•

This concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for our common stock, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

This concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for our common stock, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

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We will need substantial funding to accomplish our Plan of Operations and business objectives

We will need substantial funding of at least $2.1 million to fund our Plan of Operations. We may be unable to raise capital when needed, if at all, which could cause us to have insufficient funds to pursue our operations, or to delay, reduce or eliminate our development of new programs or commercialization efforts. Additionally, we expect additional costs to continue our operations, including SEC reporting costs associated with operating as a public company. We may also encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may increase our capital needs and/or cause us to spend our cash resources faster than we expect. Accordingly, we expect that we will need to obtain substantial additional funding in order to continue our operations, assuming we are successful in completing our Plan of Operations, of which there are no assurances.

To date, we have financed our operations entirely through management and equity investments from investors, and we expect to continue to do so in the foreseeable future. Additional funding from those or other sources may not be available when or in the amounts needed, on acceptable terms, or at all. If we raise capital through the sale of equity, or securities convertible into equity, it will result in dilution to our existing stockholders, which could be significant depending on the price at which we may be able to sell our securities. If we raise additional capital through the incurrence of additional indebtedness, we will likely become subject to further covenants restricting our business activities, and holders of debt instruments may have rights and privileges senior to those of our equity investors. In addition, servicing the interest and principal repayment obligations under debt facilities could divert funds that would otherwise be available to support development of new programs and marketing to current and potential new clients. If we are unable to raise capital when needed or on attractive terms, we could be forced to delay, reduce or eliminate development of new programs or future marketing efforts. Any of these events could significantly harm our business, financial condition and prospects.

Our financial statements may not be comparable to those of other companies.

Pursuant to Section 107(b) of the JOBS Act, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of The JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result, our financial statements may not be comparable to companies that comply with public company effective dates, and our stockholders and potential investors may have difficulty in analyzing our operating results if comparing us to such companies.

We do not have an independent board of directors which could create a conflict of interests and pose a risk from a corporate governance perspective.

Our Board of Directors (the “Board”) of our current executive officer and consultants and we do not have any outside or independent directors. The lack of independent directors:

•	May prevent the Board from being independent from management in its judgments and decisions and its ability to pursue the Board responsibilities without undue influence.
•	May present us from providing a check on management, which can limit management taking unnecessary risks.
•	Create potential for conflicts between management and the diligent independent decision-making process of the Board.
•	Present the risk that our executive officers on the Board may have influence over their personal compensation and benefits levels that may not be commensurate with our financial performance.
•	Deprive us of the benefits of various viewpoints and experience when confronting challenges that we face.

Because officers serve on our Board of Directors, it will be difficult for the Board to fulfill its traditional role as overseeing management.

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Because we do not have a nominating, audit or compensation committee, shareholders will have to rely on the entire board of directors, no members of which are independent, to perform these functions.

We do not have a nominating, audit or compensation committee or any such committee comprised of independent directors. The board of directors performs these functions. No members of the board of directors are independent directors. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Our election not to opt out of the JOBS Act extended accounting transition period may not make our financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company we can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the application date for private companies. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. As of present, there are no new or revised accounting standards that have been issued by the PCAOB or the SEC applicable to us for which we have adopted the application date for private companies.

The JOBS Act will also allow us to postpone the date by which we must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC. The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Registrant meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

•

be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

•

be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd-Frank Act relating to compensation of its chief executive officer;

•

be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

•

be exempt from any rules that may be adopted by the Public Registrant Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

We intend to take advantage of some or all the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. We have elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Registrant’s independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of our internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, we may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Registrant. As a result, investor confidence and the market price of our common stock may be adversely affected.

We may have difficulty obtaining officer and director coverage or obtaining such coverage on favorable terms or financially be unable to obtain any such coverage, which may make it difficult for our attracting and retaining qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage or financially be unable to obtain such coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

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We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act of 2002 and if we fail to comply in a timely manner, our business could be harmed, and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require an annual assessment of internal controls over financial reporting, and for certain issuers an attestation of this assessment by the issuer’s independent registered public accounting firm. The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards.

We expect to incur expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In addition, although attestation requirements by our independent registered public accounting firm are not presently applicable to us, we could become subject to these requirements in the future and we may encounter problems or delays in completing the implementation of any resulting changes to internal controls over financial reporting. In the event that our Chief Executive Officer or Chief Financial Officer determine that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how the market prices of our shares will be affected; however, we believe that there is a risk that investor confidence and share value may be negatively affected.

These and other new or changed laws, rules, regulations and standards are, or will be, subject to varying interpretations in many cases due to their lack of specificity. As a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Our efforts to comply with evolving laws, regulations and standards are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Further, compliance with new and existing laws, rules, regulations and standards may make it more difficult and expensive for us to maintain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. Members of our board of directors and our principal executive officer and principal financial officer could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may have difficulty attracting and retaining qualified directors and executive officers, which could harm our business. We continually evaluate and monitor regulatory developments and cannot estimate the timing or magnitude of additional costs we may incur as a result.

We cannot predict when or if we will produce revenues.

We have generated no revenues for the years presented in this prospectus and since our inception. For us to execute upon and complete our Plan of Operations (See Plan of Operations beginning at page 49), we must obtain substantial funding. Our potential revenues are fully contingent upon adequate funding and successful completion of our Plan of Operations. There is no assurance that we will generate revenues sufficient to generate our business. Even if we obtain adequate funding and complete our Plan of Operations, we may be unsuccessful in our business and business strategies, and our results of operations will be negatively impacted, and you will lose your entire investment.

Because of our new business model, we have not proven our ability to generate revenues or profit, and any investment is high risky.

We have very no meaningful operating history in our planned hemp processing business, so it will be difficult for you to evaluate an investment in our stock. Our entire business is contingent upon adequate funding and successful execution of our Plan of Operations. We have disclosed in our financial statement footnotes the existence of substantial doubt regarding our ability to continue as a going concern. We cannot assure that we will ever generate meaningful revenues or be profitable. Since we have not proven the essential elements of profitable operations, you will be furnishing venture capital to us and will bear the risk of complete loss of your investment in the event we are unsuccessful.

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We depend heavily on our Chief Executive Officer.

Our future success depends to a significant degree on the skills, experience and efforts of our CEO, Matthew Dwyer, who has public company experience and experience in the cannabis sector. We have no key man life insurance for our CEO. Should we lose the services of our CEO, we may be unable to hire another CEO with similar and equal skills to direct our operations.

Investors may lose their entire investment if we fail to implement our business plan.

We expect to face substantial risks, uncertainties, expenses, and difficulties in the execution of our Plan of Operations. There are no historical operations in our current business plan from which you can evaluate our business. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. We cannot guarantee that we will be successful in accomplishing our Plan of Operations.

Assuming we receive adequate funding, our business and operations may experience rapid growth; if we fail to manage our growth, our business and operating results could be negatively impacted.

Assuming we are successful in obtaining funding to successful execute the steps in our Plan of Operations detailed on page 49, we may experience rapid growth in our operations, which may place significant demands on our management, operational and financial infrastructure. If we fail to manage growth, the quality of our products and/or services could materially suffer, which could negatively affect our brand and operating results. We efficiently manage our growth, we will need to continue to improve operational, financial and management controls and reporting systems and procedures. These systems enhancements and improvements will require significant capital expenditures and allocation of valuable management resources. If the improvements are not implemented successfully, our ability to manage growth will be impaired causing significant additional expenditures.

If we fail to maintain an effective system of internal controls, we may be unable to accurately report our financial results or prevent fraud; as a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our brand and operating results will likely be harmed. We may in the future discover areas of our internal controls that need improvement. We cannot be certain that any measures we implement will ensure that we achieve and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information and materially harm our business, which would have a negative effect on our operations.

Risks Related to Hemp

Farming is unpredictable, subject to the unpredictability of weather, nature and climate change and other factors, which in turn makes farming unpredictable and may negatively impact our results of operations.

The farmers from which we purchase Hemp Biomass may be subject to material farming risks, as follows:

•	Unpredictability of weather, environmental factors, and climate change.
•	Expensive nature of developing CBD content seeds by third parties.
•	Should there be late snows, by the time seedlings are moved outside, the available growing season may have to be curtailed
•	Ability to control pests upon crops.
•

Difficulty of determining the price of hemp fiber, seed or flower (used in cannabinol/CBD production) at any given time since unlike corn, wheat, cattle, and other traditional agricultural commodities, hemp is not currently traded in any public markets, so information on prices paid for hemp products is scarce.

•	Hemp has less infrastructure than other crops, so farmers cannot rely on selling their crop to a local grain elevator;
•	Mold to crops leading to destruction of crops;
•

Cultivated crops containing higher-than- allowed levels of the psychoactive chemical THC, leading to required destruction of hemp crops (the 2018 Farm Bill prohibits requires that industrial hemp must contain less than 0.3% THC on a dry weight basis).

Should any of the foregoing risks become material to our operations, our results of operations will be negatively impacted.

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Due to over speculation and other factors, the Hemp/CBD market has declined and may face further declines.

Following the passage of the 2018 Farm Bill, which legalized the cultivation of hemp, a form of cannabis with low concentrations of THC, the main psychoactive agent in marijuana, there was a glut of farmers and CBD manufacturers entering the hemp farming and CBD processing and manufacturing fields, About 65 percent of U.S. hemp farmers lack a buyer for their crop the 2019 season according to a July 2019 survey by Whitney Economics (Source: http://www.reuters.com/article/us-usa-hemp-farmers/for-many-u-s-farmers-who-planted-hemp-cbd-boom-leaves-bitter-taste-idUSKBN1XD0GE). If this over speculation and over supply of farmers continues when we begin our Hemp processing activities, our operations will be negatively impacted.

If we fail to conduct adequate Hemp related risk assessment, our results of operations will be negatively impacted.

In order to make a sound decision regarding the production of hemp, growers must evaluate the risks associated with the crop. That risk assessment should include a thorough review of the five areas of risk in agriculture: price, production, legal, financial and human risk. Price risk is defined as the fluctuations in prices paid for inputs or received for commodities sold. The major issue for industrial hemp in this risk category is the lack of a price discovery function, as down by the difficulty of r producers to determine if a price offered for a hemp product is a fair price. The lack of price discovery can lead to an unfair advantage when buyers and sellers negotiate prices. Should we and the farmers from which we purchase the Hemp Biomass fail to conduct the foregoing risk assessments, our results of operations will be negatively impacted.

If Hemp farmers fail to obtain Federal Crop Insurance provided for in Title 11 of the 2018 Farm Bill, their results of operations may be negatively impacted, which would further impact our results of operations. A portion of the premium for Federal Crop Insurance is subsidized by the U.S. Department of Agriculture. Although industrial hemp was approved for inclusion in the Federal Crop Insurance program in the 2018 Farm Bill, it may take several years of data collection to develop actuary tables to determine premium rates for yield or revenue policies. Whole Farm Revenue Protection (WFRP) policies may be available in the short term. However, the hemp crop must be produced under contract to qualify. There are additional concerns about the ability of underwriters to offer insurance for hemp being grown for CBD’s due to the high value of the crop and potentially large losses. Finally, WFRP will not cover losses due to the crop testing over the 0.3% THC limit. Should Hemp farmers fail to qualify for Federal Crop Insurance, or the subsidies provided by the Department of Agriculture, Hemp farmers and our results of operations may be negatively impacted.

Hemp related regulatory, financial, and risk management risks may negatively impact our results of operations.

At the present time, there are no quality standards for hemp, unlike most traditional crops such as corn, that is sold worldwide, is marketed as U.S. #2 yellow corn, and the USDA has developed specifications for corn as well as the methods used to determine those specifications. These quality standard or grades allow buyers and sellers from across the globe to trade corn contracts effectively.

The lack of quality standards for hemp makes it difficult to develop production contracts as the buyers and sellers could have vastly different views on what criteria to use to determine a good product from a poor product. Grading standards could be especially important if there is a dispute regarding the quality of the hemp product at delivery that would impact the final price. Another concern in the area of legal risk would be the current status of CBD’s with the Food and Drug Administration (“FDA”). To date, only one CBD has been approved by the FDA to treat a medical condition. On June 25, 2018, the FDA approved the use of Epidiolex for the treatment of two severe pediatric seizure disorders, Lennox-Gastaut and Dravet syndrome. Currently, CBD’s are being promoted as a potential treatment for a wide range of medical conditions, and although future research may show that CBD’s are effective in treating many maladies, that research must prove that CBD’s are effective and safe. The type of research required by the FDA is very costly and time-consuming, and the future growth of the CBD market may be dependent on the approval of additional medical and nutritional uses.

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Much of the stress farmers and ranchers are experiencing today can be attributed to financial risk. This fourth category of risk is defined as a condition of not having sufficient cash to meet expected obligations, generating lower than expected profits, and losing equity. One way to combat this type of risk is to produce hemp under a contract. Without a contract, hemp is considered a speculative crop, and producers should not invest more than they can afford to lose.

The final area of risk management is human risk, defined as the uncertainty attributed to the character, health or behavior of the people involved in the business. Low commodity prices have forced many producers to search for alternatives to traditional crop and livestock enterprises. Many of these alternatives provide their own set of challenges, and farmers and ranchers must do a thorough risk assessment as they consider producing industrial hemp.

Our goal is to obtain all necessary permits to conduct our business, however, we cannot guarantee we will be successful in procuring all necessary permits and adhering to all regulations.

The predecessor to the Agriculture Improvement Act of 2018, the Agricultural Act of 2014 created a patchwork of state permitting regimes. These regimes have yet to be fully updated after the 2018 Farm Bill. We will seek permits to process hemp in various strategic locales, however, we cannot guarantee that we will be successful in obtaining all necessary permits to conduct our operations.

Our processing equipment will be new, and our operations will require refinement, and our employees will require learning essential machine mechanics with trained professionals.

As CBD production is a new industry, our management has researched production mechanisms involving various machinery for extraction, winterization, solvent extraction and distillation. Each of our machines will be highly technical and their operators require specific training in their use. We will need to perfect our production processes, which may take some time to achieve optimum results. In addition, machines need to be staffed and we cannot guarantee that we will be able to secure the necessary highly trained personnel to operate the machines. As with any machinery, our machines will need to be maintained, and even with appropriate maintenance, we risk their malfunction. We cannot be certain that we will be able to attract and retain staff with appropriate machinery maintenance skills, and if and when any machine malfunctions, we could lose the batch then being processed and suffer down-time until the malfunction could be identified and rectified, by repair or replacement. In addition, as machinery becomes obsolete or unfit for purpose, it will have to be replaced, requiring, purchase, installation, operator training and the related downtime.

Outsourcing raw hemp material at competitive prices is essential to our business model.

Manufacturing high-quality CBD oil based on CO2 extraction requires that we purchase large quantities of hemp. While bulk pricing tends to give favorable pricing, the emerging hemp market is making pricing raw material unpredictable in the near future. If we are unable to source our raw material at favorable prices, our business will be negatively affected. While the passage of the 2018 Farm Bill now allows for the transport of hemp across state lines, there is no guarantee that we will be able to secure favorable pricing or be able to produce our own hemp at commercially viable cost.

Our success will be dependent on our ability to sell high quality CBD oil and we have yet to develop our manufacturing process and sales channels.

We will use various highly technical machines that are subject to human error and possible mechanical failure. Once we have perfected our manufacturing process, we will still need to sell our products into competitive markets. There is no guarantee that we will be able to produce a high-quality CBD oil as planned and develop significant sales.

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Our industry may become subject to expanded regulation and increased enforcement by the Food and Drug Administration (FDA)

The FDA under the Federal Food, Drug, and Cosmetic Act regulates the formulation, manufacturing, packaging, labeling, and distribution of food, dietary supplements, drugs, cosmetic, medical devices, biologics, and tobacco products. Our CBD or isolate is not to be used or marketed as drugs. Accordingly, we will not be required to obtain FDA approval for our CBD or isolate. Moreover, the regulatory status of hemp-derived CBD products is in a state of flux as FDA attempts to determine the appropriate manner in which to regulate these products. Thus, the regulatory approach is still evolving, and we may be required to seek FDA’s approval to market food and dietary supplements containing hemp-derived CBD. It is also possible that FDA may simply issue a regulation setting forth the conditions in which such products may be marketed, or it may simply prohibit these products. However, because FDA’s regulatory process is in its infancy, we cannot predict the likely outcome. Enforcement actions by FDA may include a seizure of our products, an injunction issued by a federal court preventing us from selling our products, civil monetary penalties, or, in egregious circumstances, criminal prosecution. The potential enforcement actions that may be taken by the FTC include an injunction in a Federal District Court, an Administrative Cease and Desist Order, or civil monetary penalties. Finally, it is possible that FDA may decide to prohibit the use of hemp-derived CBD in foods and/or dietary supplements.

FDA regulations, FDA approval processes, and FDA enforcement actions could increase our cost of business by regulating Food Producers.

Our business model currently depends on the future sale of CBD at wholesale, but we may wish to manufacture direct-to-consumer products. In addition, our wholesale customers who intend to add CBD to food or cosmetic products will be regulated by the FDA. We have not sought or intended to seek FDA approval and therefore may be unable to sell into such markets or limited as to potential purchasers. We have not sought FDA approval for our products, potentially subjecting us to enforcement proceedings. In New York City, for example, the Department of Health recently banned the addition of CBD to food and drink, and other jurisdictions could do the same. We do not think this ban will hold up to court challenges, but it could negatively impact the price we are able to obtain for the sale of our products. If we determine to seek FDA or other approval of our products, we will spend time and expense in doing so, and could obtain an adverse determination. Alternatively, even if we were to prevail in an enforcement proceeding, the defense thereof could be extremely time-consuming and expensive.

We may be subject to compliance actions by the FDA for making unsubstantiated claims as to our products efficacy or intended use. On April 2, 2019, outgoing FDA Commissioner Scott Gotlieb issued a statement on the agency’s website, www.fda.gov, pledging the agency will continue to use its authority to take action against companies and product developers which make unproven claims to treat serious or life-threatening diseases, and “where patients may be misled to forgo otherwise effective, available therapy and opt instead for a product that has no proven value or may cause them serious harm.”

The FDA has issued warning letters, in collaboration with the Federal Trade Commission, to three companies – Advanced Spine and Pain LLC (d/b/a Relievus), Nutra Pure LLC and PotNetwork Holdings Inc. – in response to their making unsubstantiated claims related to more than a dozen different products and spanning multiple product webpages, online stores and social media websites. The FDA deemed that companies “used these online platforms to make unfounded, egregious claims about their products’ ability to limit, treat or cure cancer, neurodegenerative conditions, autoimmune diseases, opioid use disorder, and other serious diseases, without sufficient evidence and the legally required FDA approval.”

The agency has said it may pursue a company making medical claims about products asserting to contain CBD that haven’t been approved by the FDA. The FDA has stated that selling unapproved products with unsubstantiated therapeutic claims can put patients and consumers at risk. The FDA does not believe these products have not been shown to be safe or effective, and deceptive marketing of unproven treatments may keep some patients from accessing appropriate, recognized therapies to treat serious and even fatal diseases. Additionally, because they are not evaluated by the FDA, there may be other ingredients that are not disclosed, which may be harmful.

The FDA has pledged to continue to monitor the marketplace and take enforcement action as needed to protect the public health against companies illegally selling CBD products that claim to prevent, diagnose, treat, or cure serious diseases, such as cancer, Alzheimer’s disease, psychiatric disorders and diabetes; illegally selling cannabis and cannabis-derived products that can put consumers at risk; and marketing and distributing such products in violation of the FDA’s authorities.

Additional regulatory considerations that must be taken into account include the Federal Trade Commission’s regulation of unfair and deceptive product labeling and marketing, as well as state law regulation of food safety. States have the authority to regulate matters related to the health and safety of its own citizens, such that the 2018 Farm Bill and regulation by the USDA will not necessarily preempt state or local laws regulating the manufacture and distribution of cannabis-related products that are not directly in conflict with federal law. States may still choose to enact their own laws that can promote or restrict the sale of cannabis-based products. States such as Indiana and Alabama do not permit the sale of CBD oil on a personal level without a prescription.

Any and all claims of medicinal value must be substantiated with reputable scientific support and may be subject to evaluation by the FDA.

There are limitations to how CBD may be marketed and what potential benefits may be advertised.

Any and all claims of medicinal value must be substantiated with reputable scientific support and may be subject to evaluation by the FDA and we may be unable to effectively market our products without proper scientific documentation.

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In April 2019, outgoing FDA Commissioner Scott Gottlieb acknowledged that the FDA is considering whether to use its authority to issue regulations that would permit the marketing of CBD in foods or as dietary supplements. However, until the law changes, it is the FDA’s position that selling unapproved products with unsubstantiated therapeutic claims both violates the law and potentially puts patients at risk. Commissioner Gottlieb also asserted that it continues to be unlawful to market foods containing added CBD or THC or dietary supplements containing CBD or THC, regardless of whether the substances are hemp-derived and regardless of the claims being made. FDA takes this position based on the operation of statutory “exclusionary clauses” in the Food, Drug and Cosmetic Act related to food additives and dietary supplements. Specifically, FDA has determined that both CBD and THC, which are now active ingredients in FDA-approved drugs, were the subject of substantial clinical investigations before they were marketed as foods or dietary supplements, and due to the operation of the exclusionary clauses, FDA concludes that it is currently illegal to introduce CBD or THC into the food supply or to market these ingredients as dietary supplements.

Additional regulatory considerations that must be taken into account include the Federal Trade Commission’s regulation of unfair and deceptive product labeling and marketing, as well as state law regulation of food safety.

Participants in the cannabis or hemp or CBD industry may have difficulty accessing the service of banks, which may make it difficult for us to operate.

Despite recent rules issued by the United States Department of the Treasury mitigating the risk to banks who do business with cannabis, hemp or CBD companies permitted under state law, as well as recent guidance from the United States Department of Justice, banks remain weary to accept funds from businesses in the cannabis industry. Since the use of cannabis remains illegal under Federal law, there remains a compelling argument that banks may be in violation of Federal law when accepting for deposit funds derived from the sale or distribution of cannabis. Consequently, businesses involved in the cannabis industry continue to have trouble establishing banking relationships. An inability to open bank accounts may make it difficult for us, or some of our advertisers, to do business.

Federal enforcement practices could change with respect to services provided to participants in the cannabis and hemp industries, which could adversely impact us; if the Federal government were to expend its resources on enforcement actions against service providers in the cannabis industry under guidance provided by the Sessions Memo, including asset forfeiture actions, such actions could have a material adverse effect on our operations, our customers, or our services.

On January 4, 2018, then U.S. Attorney General Jeff Sessions issued the Sessions Memo stating that the Cole Memo was rescinded effectively immediately. Mr. Sessions stated that “prosecutors should follow the well-established principles that govern all federal prosecutions,” which require “federal prosecutors deciding which cases to prosecute to weigh all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community.” Mr. Sessions went on to state in the memorandum that “previous nationwide guidance specific to marijuana is unnecessary and is rescinded, effective immediately.” It is unclear at this time whether the Sessions Memo indicates that the Trump administration will strongly enforce the federal laws applicable to cannabis or what types of activities will be targeted for enforcement. We may be irreparably harmed by a change in enforcement policies of the federal government depending on the nature of such change.

Attorney General Order No. 3946-2018 released by Jeff Sessions on July 19, 2018 shows that he is in favor of law enforcement using civil asset forfeiture as “an effective tool to reduce crime” and that “its use should be encouraged where appropriate.” It is possible that due to the recent Sessions Memo our clients may discontinue the use of our services, our potential source of customers may be reduced, and our revenues may decline. Further, additional government disruption in the cannabis industry could cause potential customers and users to be reluctant to use our services or buy advertising from us. It is possible that due to the recent Sessions Memo our clients may discontinue the use of our services, we or our customers may be subject to asset forfeiture actions, our potential source of customers may be reduced, and our revenues may decline. Further, additional government disruption in the cannabis industry could cause potential customers and users to be reluctant to use advertising services, which would negatively impact our results of operations.

The 2018 Farm Bill officially reclassifies hemp for commercial uses after decades of statutes and legal enforcement conflating hemp and marijuana, the 2018 Farm Bill distinguishes between the two by removing hemp from the Controlled Substances Act. While the two are closely related, hemp lacks the high concentration of THC that is responsible for the “high” from the use of marijuana. This would effectively move Regulation Ad enforcement of the crop from the purview of the Drug Enforcement Agency to the U.S. Department of Agriculture.

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Laws and regulations affecting the medical marijuana and the CBD industries are constantly changing, which could detrimentally affect our business, and we cannot predict the impact that future regulations may have on us.

Local, state and federal medical marijuana and hemp laws and regulations are broad in scope and they are subject to evolving interpretations, which could require us to incur substantial costs associated with compliance. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our revenues, profitability, and financial condition.

In addition, it is possible that regulations may be enacted in the future that will be directly applicable to Hemp. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business. These potential effects could include, however, requirements for the revisions to our products to meet new standards, the recall or discontinuance of certain products, or additional record keeping and reporting requirements. Any or all these requirements could have a material adverse effect on our business, financial condition, and results of operations.

Should we fail to comply with the Hemp related rules and regulations adopted by Wisconsin, Colorado and Florida, we could be subject to fines, license suspensions, license revocation or other sanctions, which will negatively impact our operations and financial condition.

We will be governed by Hemp related regulations administered by state regulations in Wisconsin, Colorado and Florida. Should we fail to comply with these regulations, we may be subject to fines, injunctions, cease and desist orders or other sanctions, which will negatively impact our operations and financial condition.

U.S. Federal and foreign regulation and enforcement may adversely affect the implementation of cannabis and hemp laws and regulations and may negatively impact our revenues, or we may be found to be violating the Controlled Substances Act or other U.S. federal, state, or foreign laws.

In December 2018, the 2018 Farm Bill was signed into law. Under section 10113 of the 2018 Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of USDA. A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally run program. This system of shared regulatory programming is similar to options states had in other policy areas such as health insurance marketplaces under ACA, or workplace safety plans under OSHA—both of which had federally-run systems for states opting not to set up their own systems. Non-cannabis hemp is a highly regulated crop in the United States for both personal and industrial production.

The law outlines actions that are considered violations of federal hemp law (including such activities as cultivating without a license or producing cannabis with more than 0.3 percent THC). The law details possible punishments for such violations, pathways for violators to become compliant, and even which activities qualify as felonies under the law, such as repeated offenses.

Section 12619 of the 2018 Farm Bill removes hemp-derived products from its Schedule I status under the Controlled Substances Act, but the legislation does not legalize CBD generally. CBD, with some minor exceptions, remains a Schedule I substance under federal law. The 2018 Farm Bill ensures that any cannabinoid—a set of chemical compounds found in the cannabis plant—that is derived from hemp will be legal, if and only if that hemp is produced in a manner consistent with the 2018 Farm Bill, associated federal regulations, association state regulations, and by a licensed grower. All other cannabinoids, produced in any other setting, remain a Schedule I substance under federal law and are thus illegal.

In October 2018, the United States Drug Enforcement Agency (“DEA”) rescheduled drugs approved by the FDA, which contain CBD derived from cannabis and no more than 0.1 percent tetrahydrocannabinols from Schedule I, the highest level of restriction with a high potential for abuse, to Schedule V, the lowest restriction with the lowest potential for abuse under the Controlled Substances Act (“CSA”). This ruling does not apply to Cannabidiol (“CBD”) products such as oils, tinctures, extracts, and other foods because they are not FDA approved.

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In October 2018, the FDA was advised by the DEA that removing CBD from the CSA would violate international drug treaties to which the United States is a signatory. Specifically, the DEA explained that the United States would “not be able to keep obligations under the 1961 Single Convention on Narcotic Drugs if CBD were decontrolled under the CSA”.

Consequently, the FDA revised its recommendation and advised the DEA to place CBD in Schedule V—which applies to drugs with demonstrated medical value and deemed unlikely to cause harm, abuse, or addiction—instead. Nonetheless, the FDA declared that “[i]f treaty obligations do not require control of CBD, or the international controls on CBD…are removed at some future time, the above recommendation for Schedule V under the CSA would need to be revisited promptly.”

On May 22, 2018, the DEA released the Internal Directive Regarding the Presence of Cannabinoids in Products and Materials Made from the Cannabis Plant, which states “The mere presence of cannabinoids is not itself dispositive as to whether a substance is within the scope of the CSA; the dispositive question is whether the substance falls within the CSA definition of marijuana.”

Many CBD products are derived from cannabis. Some come from marijuana (“Marijuana-CBD”). Marijuana-CBD remains a Schedule I substance. Marijuana-CBD products may be legal under state law in states like Washington, Oregon, and California but their sale is only permitted through a state-regulated marijuana market in the respective state of legal cultivation. Marijuana-CBD products are only legal in states where they were cultivated and these products are heavily regulated at all stages of production, from seed-to-sale. These products come from licensed producers, are developed by licensed processors or manufacturers, and are sold to the public through licensed retailers or dispensaries. Marijuana-CBD products may also contain significant levels of THC.

On the other hand, CBD derived from industrial hemp (“Hemp-CBD”) can be argued as falling completely outside the CSA because the cultivation of industrial hemp was legalized by Section 7606 of the Agricultural Act of 2014 (the “2014 Farm Bill”). Industrial hemp is defined as the cannabis plant with less than .3% THC. The 2014 Farm Bill also requires that industrial hemp to be cultivated under a state agricultural pilot program. Some states also require a license to cultivate or process industrial hemp into other products like Hemp-CBD.

The distribution of Hemp-CBD products is arguably legal under federal law because the 2014 Farm Bill does not explicitly limit distribution. In oral arguments during HIA v. DEA, the DEA admitted that the 2018 Farm Bill pre-empted the CSA with regards to industrial hemp. The DEA has rarely taken any enforcement action against distributors of Hemp-CBD, in part because Congress has limited the DEA’s ability to use federal funds to do so and because the DEA would have to legally establish that the CSA does in fact cover Hemp-CBD. However, the DEA, FDA, and other federal agencies issued guidance in 2016 stating that the 2014 Farm Bill did not permit the interstate transfer or commercial sale of industrial hemp. Several states like Idaho prohibit the distribution of Hemp-CBD. Other states like Ohio, Michigan, and California significantly restrict the distribution of Hemp-CBD.

Even though Hemp-CBD does not fall within the CSA, Hemp-CBD products have not been approved by the FDA. This is also true of Marijuana-CBD. This means that even cannabis derived Marijuana-CBD and Hemp-CBD products containing less than 0.1% THC are not approved CBD drugs for lack of FDA approval.

There is always some risk of enforcement action against Hemp-CBD distributors, as the budgetary restriction that prevented the DEA from using funds to prosecute industrial hemp distributors expired on September 30, 2018. It is also possible that the FDA could take a more aggressive approach to limit the distribution of CBD products.

Different states and different advertising networks may have their own regulations and restrictions regarding advertising CBD products.

Relevant state and local laws may make it difficult to advertise in various markets. The two largest ad buying platforms -- Facebook and Google -- still do not allow CBD advertising (it is designated as a “dangerous product”) on their platforms, which limits the digital marketing efforts of CBD companies to organic marketing. For new businesses, the inability to promote their brand without paid social and search ads makes it extremely challenging to get the qualified traffic needed to grow their online retail business.

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We may be subject to certain tax risks and treatments that could negatively impact our results of operations.

Section 280E of the Internal Revenue Code, as amended, prohibits businesses from deducting certain expenses associated with trafficking-controlled substances (within the meaning of Schedule I and II of the Controlled Substances Act). The IRS has invoked Section 280E in tax audits against various cannabis businesses in the U.S. that are permitted under applicable state laws. Although the IRS issued a clarification allowing the deduction of certain expenses, the scope of such items is interpreted very narrowly, and the bulk of operating costs and general administrative costs are not permitted to be deducted. While there are currently several pending cases before various administrative and federal courts challenging these restrictions, there is no guarantee that these courts will issue an interpretation of Section 280E favorable to cannabis businesses or to hemp that exceeds the applicable THC limitations.

We may be subject to price declines for our future products due to an oversupplied market

Hemp prices are declining due to an oversupplied market (See: PanXchange CEO, Julie Lerner, quoted in an article in Bloomberg [Hemp Prices Plunge as CBD Demand Falls Short: Cannabis Weekly - Bloomberg; Date of publication January 27, 2020). Hemp biomass reached a high of over $40 per pound in July just before the 2019 harvest cane in, in January it was trading at $10 per pound following a quadrupling of supply from 2018 to 2019. Consumer demand is limited as the U.S. Food and Drug Administration continues to prohibit the extract in food or dietary supplements. The overall physical demand for the CBD market is much smaller than the supply. Lerner went on to say only 20,000 acres are needed to service the $4 billion U.S. CBD market, and estimates that there are 115,000 acres harvested in 2019. Giving spot prices for CBD Isolate, the price per kilo/liter has continued to drop with the increased supply glut. Pricing is down approximately 60% since 2019, the spot price ranges from $1,100 to $4,000 based on the time of year and purity. Should prices of our products be subject to price declines, our results of operations may be adversely affected.

We may be subject to supply chain disruptions

Commentators in the hemp industry have predicted that the hemp industry will experience disruptions along the supply chain (February 26, 2020 in GreenEntrepreneur;(https://www.greenentrepreneur.com/article/346796). Should we experience disruptions in our supply chain, our results of operations will be negatively impacted.

Covid-19 Related Risks

Covid-19 travel restrictions have negatively impacted our ability to develop our business and operations

Due to travel related Covid-19 restrictions we cancelled 1 transaction under contract to purchase 9.5 of raw acres of land in Lancaster, CA. The land was to be used to construct growing and processing facilities and two other transactions to acquire land and or farming rights to plant Hemp in California, Florida, and Tennessee. Additionally, we were unable to apply for licensing to grow and process hemp because we were unable to secure the land. The Pandemic had prevented us from traveling for a period of time due to lock downs, the CDC advised people in high risk not to travel on airplanes and avoid interactions to reduce risk of infection. The cancellation of these transactions has negatively impacted our ability to develop our operations and should Covid-19 continue to have such impact, we will be unable to secure additional farmland until pandemic risks materially diminish to enable travel, which will negatively impact our results of operations.

The outbreak of the coronavirus may negatively impact sourcing and manufacturing of the products that we sell as well as consumer spending, which could adversely affect our business, results of operations and financial condition.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout China and other parts of the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic”. The significant outbreak of COVID-19 has resulted in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and could adversely affect our business, results of operations and financial condition.

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The outbreak of the COVID-19 may adversely affect our supply chain.

The worldwide outbreak of corona virus could adversely affect our business, results of operations and financial condition. The coronavirus outbreak may materially impact sourcing and manufacturing, inability to obtain materials, disruptions in the supply chain and potential disruption of transportation of goods, which could adversely affect our business, results of operations and financial condition.

The outbreak of the COVID-19 may adversely affect our customers.

Further, such risks as described above could also adversely affect our customers' financial condition, resulting in reduced consumer spending for our products. The ultimate extent of the impact of any epidemic, pandemic or other health crisis on our business, financial condition and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of such epidemic, pandemic or other health crisis and actions taken to contain or prevent their further spread, among others. These and other potential impacts of an epidemic, pandemic, or other health crisis, such as COVID-19, could therefore materially and adversely affect our business, financial condition, and results of operations.

Risks Related to Our Securities

An investment in our shares is highly speculative.

The shares of our common stock are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the risk factors contained herein relating to our business and prospects. If any of the risks presented herein actually occur, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Because we are a shell company there are restrictions imposed upon the transferability of unregistered shares.

We are a shell company as defined in Rule 405, because we are a company with nominal operations and no assets. Accordingly, there will be illiquidity of any future trading market until we are no longer considered a shell company, as well as restrictions imposed upon the transferability of unregistered shares outlined in Rule 144(i). Our investors are not allowed to rely on Rule 144 of the Securities Act for a period of one year from the date that we cease to be a shell company. Because investors may be unable to rely on an exemption for the resale of their shares other than Rule 144, and there is no guarantee that we will cease to be a shell company, they may be unable to re-sell our shares in the future and could lose their entire investment as a result. These restrictions and requirements may have a negative impact on our ability to attract additional capital.

Shareholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to Rule 144, due to our status as a “Shell Company.”

Pursuant to Rule 144 of the Securities Act, a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, because we have nominal assets, we are considered a “shell company” pursuant to Rule 144 and as such, sales of our securities pursuant to Rule 144 are not able to be made until we have ceased to be a “shell company” and we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” (i.e., information similar to that which would be found in a Form 10 Registration Statement filing with the SEC) has been filed with the Commission reflecting the Company’s status as a non-”shell company.” Because none of our non-registered securities can be sold pursuant to Rule 144, until one year after filing Form 10 like information with the SEC, any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until 12 months after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

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Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies.

Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. Rule 144 also is not available for resale of securities issued by any shell companies (other than business combination-related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an exception to this prohibition, however, if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●

the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Accordingly, we must meet all of the above conditions for Rule 144 to be available to a shareholder for resale purposes; otherwise, our shareholders will be unable to resell their shares.

Our Chief Executive Officer has voting control over our shares and may determine important corporate actions.

We are authorized to issue 1,000,000 shares of Series A Preferred Stock (“Preferred A Shares”), 991,400 of which are outstanding and were issued to our Chief Executive Officer, Matthew Dwyer. Each Preferred A share is convertible into 50,000 shares of common stock and holds voting rights at 50,000 voting shares per each Preferred A Share, and, consequently equals 50 Billion Common Stock and 50 Billion capital Voting Shares, representing 97% of the outstanding shares or capital share vote, assuming such conversion or exercise of voting rights. These voting preferences may operate to the detriment of the rights of the holders of our Common Stock, and further, could be used by the Board of Directors as a device to prevent a change in control of the Registrant. Mr. Dwyer’s control over a majority of our outstanding voting power, would give him the ability to control future stock-based acquisition transactions, to fund employee equity incentive programs, and gives him the ability to elect certain directors and to determine the outcome of all matters submitted to a vote of our stockholders. This concentrated control eliminates other stockholders’ ability to influence corporate matters.

The market price of our Common Stock may fluctuate significantly in the future.

We expect that the market price of our Common Stock may fluctuate in response to one or more of the following factors, many of which are beyond our control:

•	competitive pricing pressures;
•	our ability to market our services on a cost-effective and timely basis;
•	changing conditions in the market;
•	changes in market valuations of similar companies;
•	stock market price and volume fluctuations generally;
•	regulatory developments;
•	fluctuations in our quarterly or annual operating results;
•	additions or departures of key personnel; and
•	future sales of our Common Stock or other securities.

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The price at which you purchase shares of our Common Stock may not be indicative of the price that will prevail in the trading market. Shareholders may experience wide fluctuations in the market price of our securities. These fluctuations may have a negative effect on the market price of our securities and may prevent a shareholder from obtaining a market price equal to the purchase price such shareholder paid when the shareholder attempts to sell our securities in the open market. In these situations, the shareholder may be required either to sell our securities at a market price, which is lower than the purchase price the shareholder paid, or to hold our securities for a longer period than planned. An inactive or low trading market may also impair our ability to raise capital by selling shares of capital stock. You may be unable to sell your shares of Common Stock at or above your purchase price, which may result in substantial losses to you and which may include the complete loss of your investment. Any of the risks described above could adversely affect our sales and profitability and the price of our Common Stock.

There is no active public trading market for our common stock and an active market may never develop.

The public trading market for our common stock on the OTCMARKETS Pink tier, has reflected an uneven and inactive market. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may be unable to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result, holders of our securities may not find purchasers for our securities should they to sell securities held by them. Consequently, only investors having no need for liquidity in their investment should purchase our securities and who can hold our securities for an indefinite period.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities will be in the over-the-counter market, which is commonly referred to as the OTCQB as maintained by the Financial Industry Regulatory Authority (“FINRA”). As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions that are not available to us. It is likely that our shares will be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker or dealer made the suitability determination, and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also must be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of Selling Stockholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, probably, will be subject to such penny stock rules for the foreseeable future and our shareholders will, likely, find it difficult to sell their securities.

Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

FINRA sales practice requirements may limit a shareholder’s ability to buy and sell our Common Stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Our stock is thinly traded, sale of your holding may take a considerable amount of time.

The shares of our Common Stock are thinly traded on the OTCMARKETS Pink tier, meaning that the number of persons interested in purchasing our Common Stock at or near bid prices at any given time may be relatively small or non-existent. Consequently, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our Common Stock will develop or be sustained, or that current trading levels will be sustained. Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near bid prices or at all if you need money or otherwise desire to liquidate your shares.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to amended Rule 144, non-affiliate stockholders may sell freely after six months subject only to the current public information requirement. Affiliates may sell after six months subject to the Rule 144 volume, manner of sale (for equity securities), current public information and notice requirements. Any substantial sales of our Common Stock pursuant to Rule 144 may have a material adverse effect on the market price of our Common Stock.

If we fail to maintain effective internal controls over financial reporting, the price of our Common Stock may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of our Common Stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, prospects, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

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Our annual and quarterly results may fluctuate, which may cause substantial fluctuations in our Common Stock price.

Our annual and quarterly operating results may in the future fluctuate significantly depending on factors including the timing of purchase orders, new product releases by us and other companies, gain or loss of significant customers, price discounting of our product, the timing of expenditures, product delivery requirements and economic conditions. Revenues related to our product are required to be recognized upon satisfaction of all applicable revenue recognition criteria. The recognition of revenues from our product is dependent on several factors, including, but not limited to, the terms of any license agreement and the timing of implementation of our products by our customers.

Any unfavorable change in these or other factors could have a material adverse effect on our operating results for a particular quarter or year, which may cause downward pressure on our Common stock price. We expect quarterly and annual fluctuations to continue for the foreseeable future.

We have never paid cash dividends and do not anticipate doing so in the foreseeable future.

We have never declared or paid cash dividends on our common shares. We currently plan to retain any earnings to finance the growth of our business rather than to pay cash dividends. Payments of any cash dividends in the future will depend on our financial condition, results of operations and capital requirements, as well as other factors deemed relevant by our board of directors.

The Nevada Revised Statute (“NRS”) contains provisions that could discourage, delay or prevent a change in control of our company, prevent attempts to replace or remove current management and reduce the market price of our stock.

We are subject to the anti-takeover provisions of the NRS. Depending on the number of residents in the state of Nevada who own our shares, we could be subject to the provisions of Sections 78.378 et seq. of the Nevada Revised Statutes which, unless otherwise provided in the Company’s articles of incorporation or by-laws, restricts the ability of an acquiring person to obtain a controlling interest of 20% or more of our voting shares. Our articles of incorporation and by-laws do not contain any provision which would currently keep the change of control restrictions of Section 78.378 from applying to us.

We are subject to the provisions of Sections 78.411 et seq. of the Nevada Revised Statutes. In general, this statute prohibits a publicly held Nevada corporation from engaging in a “combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the combination or the transaction by which the person became an interested stockholder is approved by the corporation’s board of directors before the person becomes an interested stockholder. After the expiration of the three-year period, the corporation may engage in a combination with an interested stockholder under certain circumstances, including if the combination is approved by the board of directors and/or stockholders in a prescribed manner, or if specified requirements are met regarding consideration. The term “combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 10% or more of the corporation’s voting stock. A Nevada corporation may “opt out” from the application of Section 78.411 et seq. through a provision in its articles of incorporation or by-laws. We have not “opted out” from the application of this section.

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Our stock price may be volatile, which may result in losses to our shareholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies listed on the OTCMARKETS quotation system in which shares of our common stock are listed, have been volatile in the past and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many factors, including the following, some of which are beyond our control:

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks can be negatively affected from patterns of fraud and abuse.

Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Our Articles of Incorporation exculpates our officers and directors from certain liability to us or our stockholders.

Our Articles of Incorporation contain a provision that no director or officer will be personally liable to us or our stockholders for damages regarding breaches of fiduciary duty. This limitation on liability may reduce the likelihood of derivative litigation against our officers and directors and may discourage or deter our stockholders from suing our officers and directors based upon breaches of their duties to our Company. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. Additionally, these provisions and resultant costs may also discourage our bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers, even though such actions, if successful, might otherwise benefit our company and shareholders.

Cautionary Note

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

The forward-looking statements contained herein report may prove incorrect.

This filing contains certain forward-looking statements, including among others: (i) anticipated trends in our financial condition and results of operations; (ii) our business strategy for expanding our business into various foreign countries; and (iii) our ability to distinguish ourselves from our current and future competitors. These forward-looking statements are based largely on our current expectations and are subject risks and uncertainties. Actual results could differ materially from these forward-looking statements. In addition to the other risks described elsewhere in this Risk Factors discussion, important factors to consider in evaluating such forward-looking statements include: (i) changes to external competitive market factors or in our internal budgeting process which might impact trends in our results of operations; (ii) anticipated working capital or other cash requirements; (iii) changes in our business strategy or an inability to execute our strategy due to unanticipated changes in our business; and (iv) various competitive factors that may prevent us from competing successfully in the marketplace. Considering these risks and uncertainties, many of which are described in greater detail elsewhere in this Risk Factors discussion, there can be no assurance that the events predicted in forward-looking statements contained in this Prospectus will, in fact, transpire.

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USE OF PROCEEDS

We will not receive any proceeds from the disposition and/or resale of the shares of common stock by the Selling Stockholders or their transferees.

DETERMINATION OF OFFERING PRICE

In determining the public offering price of the shares, we considered several factors including the following:

•	prevailing market conditions, including the history and prospects for the industry in which we compete;
•	our future prospects; and
•	our capital structures.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

Not applicable. The Shares registered under this registration statement are not being offered by the Company for purchase.

SELLING STOCKHOLDERS

This prospectus relates to the sale of up to 4,583,183 outstanding shares of the Company’s common stock by the holders of those shares. The Selling Stockholders are deemed statutory underwriters and will sell the shares offered herein at the fixed price of $0.0015 per share for the duration of the offering. We will not receive any proceeds from the sale of shares being sold by Selling Stockholders. All of the Selling Stockholders acquired their shares through a cash purchase of shares in a private placement.

The following table sets forth the names of the Selling Stockholders and the number of shares of Common Stock beneficially owned by each of the Selling Stockholders as of December 31, 2020. The shares being offered hereby are being registered to permit public secondary trading, and the Selling Stockholders may offer all or part of the shares for resale from time to time. However, the Selling Stockholders are under no obligation to sell all or any portion of such shares nor are the Selling Stockholders obligated to sell any shares immediately upon effectiveness of this Prospectus. The Selling Stockholders have furnished all information with respect to share ownership.

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Unless otherwise set forth below, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, and (b) no Selling Stockholders had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates. The number of shares of common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this Prospectus forms a part.

Name of Selling Stockholder	Shares Owned Before Offering	Shares Being Offered	Shares Owned After Offering	% Shares Owned After

B J DOLAN	35,000	35,000	0	0%

KATIE DOMIANUS	5,000	5,000	0	0%

VICTORIA FALENDER	50,000	50,000	0	0%

EDWARD F FEIGHAN	1,000	1,000	0	0%

BILL ELMORE	7,500	7,500	0	0%

CHRIS FORTE	50,000	50,000	0	0%

NATHAN L GERATHS	200,000	200,000	0	0%

MYRON GRUENBERG	60,900	60,900	0	0%

LUKE KOBILAN	500,000	500,000	0	0%

ANDRES KUNSAK	5,000	5,000	0	0%

MICHAEL LEMPKO	145,249	145,249	0	0%

GREGORY MACALUSO	5,000	5,000	0	0%

JEREMY MARKHAM	5,000	5,000	0	0%

NOVIKOV MAXIM	2,534,250	2,534,250	0	0%

MICHAEL B NADLER	120,000	120,000	0	0%

LONNY OGUS	5,000	5,000	0	0%

BASIL PAPAEVANGELOU	80,000	80,000	0	0%

DENNY C PEARCE	2,174	2,174	0	0%

ANTHONY PROVANZANO	5,000	5,000	0	0%

JEAN-PIERRE RAULT	2,500	2,500	0	0%

SUSAN RAYE	5,000	5,000	0	0%

LYN ST JAMES	1,110	1,110	0	0%

DAVE R TANNENBAUM	1,000	1,000	0	0%

MICHAEL S. WAGENTI	5,000	5,000	0	0%

STEVEN WILNEFF	5,000	5,000	0	0%

BUDDY SHEATS	22,500	22,500	0	0%

GERALD SCALPONE	675,000	675,000	0	0%

SCOTT SAKOFF	50,000	50,000	0	0%

Notes:

1)	Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock
2)

Because the Selling Stockholders may offer and sell all or only some portion of the 4,583,183 shares of our common stock being offered pursuant to this Prospectus and may acquire additional shares of our common stock in the future, we can only estimate the number and percentage of shares of our common stock that the Selling Stockholder will hold upon termination of the offering.

3)

None of the Selling Stockholders or their beneficial owners: (a) have a material relationship with us other than as a shareholder or their beneficial owners; (b) has ever been one of our officers or directors or an officer or director of our predecessors or affiliates.

4)	We have assumed that the Selling Stockholder will sell all of the shares being offered in this offering.
5)	We have no agreements with any Selling Stockholder pursuant to which the shares to this registration statement were issued.

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PLAN OF DISTRIBUTION

Shares Offered by the Selling Stockholders

Collectively, the Selling Stockholders may sell some or all of their Common Stock shares, up to 4,583,183 Shares, at a fixed price of $0.0015 per share at privately negotiated prices for the duration of the offering. The Selling Stockholders may resale such Shares at such time as the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission have been satisfied. Until such time, they will be deemed statutory underwriters and may sell Shares at the above fixed price.

The distribution of the Selling Stockholder Shares may be affected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means. The Selling Stockholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with sales of the Shares. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Stockholders' Shares.

There can be no assurance that the Selling Stockholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Stockholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

Resales of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of States to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Resales of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker). The resale of such Shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

Rules and regulations under the Securities Exchange Act of 1934 provide that, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling stockholder or any other person. We will make copies of this Prospectus available to the selling stockholder and will inform it of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933). The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

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Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a broker-dealer may be in excess of customary commissions). Neither the Selling Stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the Selling Stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the Selling Stockholders pursuant to this Prospectus.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock Rights

Each share of Common Stock shall have one (1) vote per share for all purposes. Our Common Stock does not provide preemptive, subscription or conversion rights and there is no redemption or sinking fund provisions or rights. Our Common Stockholders are not entitled to cumulative voting for election of Board members. Each share of our Common Stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders. Holders of our Common Stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the Common Stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors.

Holders of our Common Stock Shares

As of February 5, 2021, there were 290 holders of record of our common stock.

Common Stock

We are authorized to issue 1,650,000,000 shares of common stock, 1,483,317,059 shares of which are outstanding as of December 31, 2020.

Preferred Stock

We have the following series of Preferred Stock:

Preferred A

On January 11, 2016, the Company authorized and approved the designation of 5,000,000 shares of Series A Preferred Stock with a par value of $0.0001. The Series A Preferred Stock shall not have any preferences in the event of any liquidation, dissolution or winding up of the Company, but shall participate with the Common Stock on any distributions made to the Common Stock in connection with any liquidation event on an as converted basis. The holders of the Series A Preferred Stock shall have the right to convert each share of Series A Preferred Stock into 10,000 shares of Common Stock. Series A Preferred Stock may not be converted into Common Stock except to the extent that, at the time of conversion, there are a sufficient number of authorized but unissued and unreserved shares of Common Stock available to permit conversion. The holders of Series A Preferred Stock shall have 10,000 votes per share of Series A Preferred Stock and shall be entitled to vote on any and all matters bought to a vote of stockholders of Common Stock.

On September 18, 2019, the Company reduced its Series A Preferred Shares, to 1,000,000 shares authorized. The Series A Preferred Stock shall not have any preferences in the event of any liquidation, dissolution or winding up of the Company, but shall participate with the Common Stock on any distributions made to the Common Stock in connection with any liquidation event on an as converted basis. The holders of the Series A Preferred Stock shall have the right to convert their Series A Preferred Stock into Common Stock at the rate of 50,000 shares of Common Stock for each share of Series A Preferred Stock outstanding. Such conversion right may be exercised at any time during which the Series A Preferred Stock is outstanding. Series A Preferred Stock may not be converted into Common Stock except to the extent that, at the time of conversion, there are a sufficient number of authorized but unissued and unreserved shares of Common Stock available to permit conversion. The holders of Series A Preferred Stock shall have 50,000 votes per share Series A Preferred Stock and shall be entitled to vote on any and all matters brought to a vote of stockholders of Common Stock and shall vote as a group with and on the same basis as holders of Common stock.

Preferred B

We are authorized to issue 600,000 shares of Preferred B shares, 0 shares of which are outstanding. Each Preferred B share is convertible at $2.00 per share into one Common Stock Share Per each Preferred B Share. The Series B Preferred shares have no voting rights until after conversion into Common stock on a one-for-one basis.

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Preferred C

We are authorized to issue 540,000 shares of Series C Preferred stock, 540,000 of which are outstanding and were issued to Trans Global Group, Inc., an entity controlled by our Chief Executive Officer, Matthew Dwyer. Series C Preferred stock are convertible into $1.00 of Common stock share and are callable, as follows:

Date Conversion/Call Permissible (Preferred C)	Maximum Dollars Convertible at $1.00 per 1 Share($)

Q1 2020 ending March 31, 2020	30,000

Q2 2020 ending June 30, 2020	30,000

Q3 2020 ending September 30, 2020	30,000

Q4 2020 ending December 31, 2020	30,000

Q1 2021ending March 31, 2021	60,000

Q2 2021 ending June 30 2021	60,000

Q3 2021 ending September 30, 2021	60,000

Q4 ending December 31, 2021	60,000

Q1 ending March 31, 2022	60,000

Q2 ending June 30, 2022	60,000

Q3 ending September 30, 2022	60,000

Q4 ending December 31, 2022	60,000

Call Feature.

The holder has the right to “Call” shares of Series C Preferred Stock, subject to the Conversion/Call Schedule above, for $1/Series C Share or for Common Stock with equivalent value. The share price of the Common Stock shall be determined using the average closing price of the Common Stock for the five trading days prior to conversion.

First Right of Refusal.

We have a first right of refusal to Call all Series C shares prior to any sale or conversion of these shares, even if a conversion is permissible under the Conversion/Call Schedule above. Any holder of Series C shares seeking to sell or convert their Series C shares must first submit a written request to us to do so. The Corporation shall then have 30 days to exercise its first right of refusal.

On January 1, 2018, we granted 150,000,000 options for 150,000,000 common stock shares to Matthew Dwyer. Each option was exercisable at $0.01. 50,000,000 options vested on January 1, 2019 and 50,000,000 options are to vest on January 1, 2020 and January 1, 2021. As of December 31, 2019, all of the options issued to Matthew Dwyer were cancelled.

Warrants

There are no warrants outstanding.

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Dividend Rights

There are no restrictions in our Articles of Incorporation or Bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or
2.

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Sales Pursuant to Rule 144

Any shares of common stock covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

Rule 144

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of shares of our common stock, including shares issued upon the exercise of outstanding options, in the public market or the possibility of these sales occurring could cause the prevailing market price for our common stock to fall or impair our ability to raise equity capital in the future. As of February 5, 2021, we had 1,438,317,049 outstanding shares of common stock. All of these shares are restricted securities under Rule 144, in that they were issued in a private transaction not involving a public offering.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies like us, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. Rule 144 also is not available for resale of securities issued by any shell companies (other than business combination-related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

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As a result, none of our stockholders is currently able to sell shares of our common stock in reliance on Rule 144, until such time that we are in compliance with the above Rule 144 provisions. Our stockholders may currently resell their shares of our common stock only pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to another exemption from registration.

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for 90 days, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for a least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for 90 days, our affiliates or persons selling shares on behalf of our affiliates who own shares that were acquired from us or an affiliate of ours at least six months prior to the proposed sale are entitled to sell within any three-month period beginning 90 days after the date of this Prospectus, a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which will equal 14,833,170 shares as of the date of this Prospectus; or
•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Transfer Agent and Registrar

Our transfer agent is Worldwide Stock Transfer, LLC, One University Plaza, Suite 505, Hackensack, NJ 07601, 201-820-2008, an SEC Registered transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or Offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Frederick M. Lehrer, Esquire of Frederick M. Lehrer, P. A. will pass on the validity of the Common Stock being offered pursuant to this Registration Statement. Neither Frederick M. Lehrer, P. A. or Frederick M. Lehrer owns or has ever owned any of our securities.

The financial statements of the Company for the years ended December 31, 2019 and 2018 included in this Prospectus and Registration Statement have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We filed this Registration Statement on Form S-1 with the SEC under the Act with respect to the Common Stock offered by Selling Stockholders in this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed therewith. For further information with respect to us and our Common Stock, please see the Registration Statement and the exhibits and schedules filed with the Registration Statement. Statements contained in this Prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Registration Statement. The Registration Statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

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DESCRIPTION OF BUSINESS

Our Corporate History and Background

We were incorporated on October 9, 1995 in Texas under the name, Posh International, Inc.

On January 21, 1997, we completed a 2:1 forward split pursuant to an amendment filed with the Texas Secretary of State.

On April 14, 2003, we filed an amendment to our Articles of Incorporation with the Texas Secretary of State, changing our name from Posh International, Inc. to Great Lakes Acquisition, Inc., and we increased our authorized common shares from 35,000,000 to 50,000,000.

On December 31, 2003, we changed our domicile from Texas to Nevada via a Merger between Great Lakes Acquisitions, Inc. and Great Lakes Acquisitions, Inc. Nevada, with Great Lakes Acquisitions, Inc. Nevada, being the surviving entity. As part of that merger, Charles Campbell was elected our President.

On March 15, 2006, we filed an amendment to our Articles of Incorporation with Nevada, changing our name from Great Lakes Acquisitions, Inc. Nevada to Integrated Parking Solutions, Inc., and William P. Dugan became our President.

On March 31, 2006, we filed an amendment to our Articles of Incorporation in Nevada to affect a 1:10 reverse split.

On March 20, 2012, we filed Amended and Restated Articles with Nevada, increasing our unauthorized shares from 50,000,000 to 195,000,000 Common Stock shares and creating 5,000,000 shares of Blank Check Preferred.

On September 9, 2013, we filed an Amendment to our Articles of Incorporation with Nevada increasing our Authorized shares from 195,000,000 to 640,000,000.

On April 4, 2014, we filed an amendment to our Articles of Incorporation in Nevada changing our name from Integrated Parking Solutions, Inc. to Integrated Cannabis Solutions, Inc.

On September 29, 2014, there was a change of control from Jason Z Jankovic, our then sole Officer/Director to Jason Z. Jankovic who then became our sole Officer/Director, and we changed our business direction to Cannabis consulting.

On November 6, 2014, we filed an Amendment to our Articles of Incorporation with Nevada increasing our authorized common shares from 640,000,000 to 900,000,000.

On January 1, 2016, Jason Z Jankovic resigned as our Officer/Director and Adam Tracy (“Tracey”) was named the new sole Officer/Director

On April 4, 2016, we changed our domicile from Nevada to Wyoming.

On November 8, 2017, there was a change of control from Adam Tracy to Matthew Dwyer who was elected as our sole Officer/Director, and we plan to enter into a new business direction of growing and producing and processing industrial hemp in Wisconsin.

On July 12, 2018, we filed to reinstate us as a Nevada corporation.

On October 25, 2018, an Amendment was filed to our Articles of Incorporation in Nevada to increase the number of our authorized shares of Common stock from 900,000,000 to 1,500,000,000.

On April 5, 2019, we filed a Certificate of Designation in Nevada for Series A Convertible Preferred stock.

On April 10, 2019, we filed an Amendment in Nevada to reduce the number of Authorized Common shares from 1,500,000,000 to 900,000,000.

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On September 18, 2019, we filed an Amended Certificate of Stock Designation in Nevada for Series A Convertible Preferred share.

On October 8, 2019, we filed an Amended Certificate of Stock Designation in Nevada for Series B & C Preferred shares.

On December 2, 2019, we filed an Amendment in Nevada to increase the number of Authorized Common shares from 900,000,000 to 1,200,000,000.

On June 5, 2020, we filed an Amendment in Nevada to increase the number of Authorized Common Stock Shares from 1,200,000,000 to 1,450,000,000.

On December 2, 2020, we filed an Amendment in Nevada to increase the number of Authorized Common Shares from 1,450,000,000 to 1,650,000,000.

Business

We plan to process Hemp or biomass that we will acquire or establishing a processing plant in Wisconsin. We will have both an Industrial Hemp Grower License and an Industrial Hemp Processor License in Wisconsin. From our processing activities, we plan to generate revenue from selling the processed material in the form of CBD or isolate to manufacturers or pharmaceutical companies for their manufacture, distribution and sale of CBD related products such as edibles for human consumption, vitamins, and multi-vitamins, and topical products for human use such as oils, tinctures, creams, oils and salves, and vaping liquids. We have not yet begun our operations. We have specific development steps to accomplish our business and strategic objectives as detailed in our Plan of Operations beginning at page 49, including:

•	Purchasing processing equipment
•	Hiring processing personnel, including a processing plant manager/operator
•	Training for processing personnel
•	Market sales of isolate, CBD via social media, contacting CBD companies

We also plan to promote and assist in the establishment of a co-op with local farmers for the purpose of establishing a consistent supply of Biomass and enter into long term supply contracts. Purchasers are looking for high grade isolate in large quantities and are willing to enter into long term purchase contracts of 12 months or more for at least 10 liter or more per month.

Business Strategy

We plan to capitalize on the shortage of processing capabilities in the biomass industry by concentrating our efforts in three states; Wisconsin, Colorado and Florida, where there is a lack of capabilities that can facilitate the processing of large fields, which we believe is the key to sustainable growth for both farmers and processors. Our focus is sustainable revenues from operations by securing agreements or arrangements with Co-Operative Farming arrangements and/or with local farmers growing Hemp. We will use these agreements to show our ability to fulfill long term supply agreements.

Website

Our website is located at www.igpk.org. None of the information in the above website is incorporated into this Prospectus.

Revenue Generation

We plan to generate our revenues primarily from biomass processing within 120 days of securing funding from our lab and processing facility allowing us to begin processing Biomass to sell as Isolate of Oil.

Estimated Market Growth

Research and Markets issued a new report on the United States Cannabidiol (CBD) Market 2020-2024 (Business Wire October 29, 2020 https://tinyurl.com/ycmltzrn). The U.S. cannabidiol market is estimated to reach US$13.39 billion in 2024, growing at a CAGR of 42.36% for the period spanning 2020-2024.

The growth of the market has been driven by a growing incidence of Alzheimer's disease, upsurge in healthcare expenditure, rising depression rate, increasing geriatric population, mounting online retail sales and expanding urbanization. However, growth of the market would be challenged by the high cost of CBD products and side effects associated with CBD products.

Some of the noteworthy trends of the market include increasing prevalence of arthritis, rising adoption among millennials, the surging occurrence of chronic disorders and upswing in sports injuries.

The Hemp-derived segment is the fastest-growing market, owing to the massive growth in the healthcare industry across the region, rising number of research findings and the discovery of new therapeutic applications, increase in awareness regarding the benefits of cannabidiol based products, growing application of cannabidiol in food, pharma, and cosmetics.

Target Markets

Our target markets are hemp farmers and co-ops.

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Competitive Advantages

•

Our Chief Executive Officer has experience in successfully growing 15 acres, harvesting, and setting up a licensed processing facility (the facility is in California for THC), which we will use to avoid the pitfalls and missteps of most startups

•	We have existing contacts within the Cannabis/CBD space to potentially sell products
•	We plan to use efficient and quality processing with the goal to extract good quality products.

Competitive Disadvantages

Most of our competitors will have:

•	Greater operational, financial, and physical resources than we do.
•	Existing processing capabilities.
•	Have a foothold in the CBD Isolate market.

Intellectual Property

We have no registered patents, trademarks or other intellectual property.

Research and Development

Since our inception, we have not spent any funds on research and development.

Dependence on One or a Few Major Customers

We do not expect that we will be dependent upon one or a few major customers or that any one customer will account for more than 10% of our revenues.

Environmental Law

Environmental law effecting farmers is the plants must be tested by the applicable state to ensure the THC level is at or below 0.30 (Wisconsin) or the applicable percentage in the respective state. Should this THC level change pursuant to applicable state regulations, this may have a material impact upon farmers growing hemp. Other environmental impacts may include cross contamination, bugs, or use of toxic fertilizers, any one of which could potentially destroy an entire crop.

Employees and Chief Executive Officer Employment Agreement

Our only employee is Matthew Dwyer, our Chief Executive Officer. We have a January 1, 2018 Employment Agreement with Matthew Dwyer to be our Chief Executive Officer from January 1, 2018 to December 31, 2020 at the following fixed salaries; (a) January 1, 2018 to December 31, 2018 - $180,000; (b) January 1, 2019 to December 31, 2019 - $300,000; and (c) January 1, 2020 to December 31, 2020 - $500,000. As additional compensation, Matthew Dwyer, we are required to grant 150,000,000 stock options on the first day of each calendar year beginning January 1, 2018, which options are exercisable at $0.01, and may be exercised for a period of 5 years. A letter agreement that Matthew Dwyer amends the Employment Agreement as follows: (a) accrued wages for 2017, 2018, 2019 are reduced to a total of $50,000; (b) effective December 31, 2019, salary for 2020 is reduced to $180,000; and (c) effective December 31, 2019, all options either granted or not shall be cancelled and all 150,000,000 options shall no longer be issued.

Contingent upon successful funding and the level of such financing taking into consideration other business needs, we may hire a Chief Operating Officer, manager of the processing operations, and one office support staff.

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Seasonality of Business

Seasonality does not materially affect our business since we are able to acquire Biomass from other parts of the country to process. There are limitations as the hemp growth cycle is limited to one plant a year outdoors.

Patents/Trademarks/Franchises

We have no patents, trademarks or franchise agreements.

Licenses

Industrial Hemp Grower License

On February 28, 2019, the Wisconsin Department of Agriculture, Trade and Consumer Protection issued us an Industrial Hemp Grower License. This license does not expire but requires an annual registration renewal, which renewal we applied for on December 31, 2019 to renew for another one-year period. This license permits us to grow any amount of hemp in Wisconsin, including hemp starter plants (“seedlings”) with a delta-9-THC concentration of 0.3 percent of less in all parts of the plant when it has been dried.

Industrial Hemp Processor License

On February 28, 2019, the Wisconsin Department of Agriculture, Trade and Consumer Protection issued us an Industrial Hemp Processor License. This license does not expire but requires an annual registration renewal, which renewal we applied for on December 31, 2019 to renew for another one-year period. This license permits us to process industrial hemp including transporting, warehousing and converting the industrial hemp to a marketable form. A processor license is also needed if you will be packaging and labeling raw industrial hemp for retail sale. As a Processor, we are able to accept hemp from out of state growers so long as the plants have a delta-9-THC concentration of 0.3 percent of less in all parts of the plant when it has been dried.

Sources and Availability of Products

Our main source of Biomass will be Wisconsin. In 2018, there was 5,000 acres planted by 850 growers (site source). Oregon and California may also be a source of Biomass.

Raw Materials

Our raw materials consist of Hemp or Biomass.

Federal Cannabis Related Regulations

Cannabis is currently a Schedule I controlled substance under the Controlled Substances Act (CSA) and is, therefore, illegal under federal law. Even in those states in which the use of cannabis has been legalized pursuant to state law, its use, possession or cultivation remains a violation of federal law. A Schedule I controlled substance is defined as one that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The U.S. Department of Justice (the “DOJ”) defines Schedule I controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.” If the federal government decides to enforce the CSA, persons that are charged with distributing, possessing with intent to distribute or growing cannabis could be subject to fines and/or terms of imprisonment, the maximum being life imprisonment and a $50 million fine, even though these persons are in compliance with state law.

In light of such conflict between federal laws and state laws regarding cannabis, the previous administration under President Obama had effectively stated that it was not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis. The new administration under President Trump could decide to strongly enforce the federal laws applicable to cannabis. See Justice Department Memo on Marijuana Enforcement discussed below. Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to us. We may be irreparably harmed by a change in enforcement policies of the federal government.

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We may also be subject to several other federal, state and local laws, rules and regulations. They anticipate that our licensees and vendors will be required to manufacture our products in accordance with the Good Manufacturing Practices guidelines and will be subject to regulations relating to employee safety, working conditions, protection of the environment, and other items. The current administration has indicated that it will closely scrutinize the cannabis industry and recreational marijuana. Changes in laws, rules and regulations or the recall of any product by a regulatory authority, could have a material adverse effect on our business and financial condition.

Because of the inconsistencies in federal and state law, on January 4, 2018, the DOJ issued a memo on federal marijuana enforcement policy announcing what it deemed to be a return to the rule of law and the rescission of previous guidance documents which would include the so-called Cole Memorandum. Since the passage of the Controlled Substances Act in 1970, Congress has generally prohibited the cultivation, distribution, and possession of marijuana. In the memorandum, Attorney General Jeff Sessions directs all U.S. Attorneys to enforce the laws enacted by Congress and to follow well-established principles when pursuing prosecutions related to marijuana activities. The DOJ asserts this return to the rule of law is also a return of trust and local control to federal prosecutors who know where and how to deploy Justice Department resources most effectively to reduce violent crime, stem the tide of the drug crisis, and dismantle criminal gangs.

“It is the mission of the Department of Justice to enforce the laws of the United States, and the previous issuance of guidance undermines the rule of law and the ability of our local, state, tribal, and federal law enforcement partners to carry out this mission,” said Attorney General Jeff Sessions. “Therefore, today’s memo on federal marijuana enforcement simply directs all U.S. Attorneys to use previously established prosecutorial principles that provide them all the necessary tools to disrupt criminal organizations, tackle the growing drug crisis, and thwart violent crime across our country.”

DESCRIPTION OF PROPERTY

Our office address is 6810 North State Road 7, Coconut Creek, Florida 33073 and is a mail drop at $85 per month. We have access to a conference room at that address for $50 per hour. Contingent upon adequate funding pertaining to our Plan of Operations, specifically, buildout of our processing plant, we plan to have office space in our plant, either on the farm that we plan to acquire, or separately if we do not acquire the farm.

LEGAL PROCEEDINGS

In 2018, we were the subject of an action in Stout Law Group, P.A. v. Integrated Cannabis Solutions, Inc. (Case No. 1-18-CV-03488-EFL) (N.D. Md). In January 2019, we entered into a Settlement Agreement with Stout Law Group, P. A., which settlement was accepted by the Court and the case was dismissed on March 22, 2019. Pursuant to the Settlement Agreement, we paid all of our obligations to Stout Law Group, P. A. in October 2019.

Apart from the above, we are not a party to any legal proceedings. From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

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MARKET PRICE OF THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not traded on any exchange but is currently available for trading in the over-the-counter market and is quoted on the OTCMARKETS Pink tier operated by OTCMARKETS Group, Inc. under the symbol “IGPK” Trading in stocks quoted on these markets is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects.

The SEC also has rules that regulate broker/dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities listed on certain national exchanges, provided that the current price and volume information with respect to transactions in that security is provided by the applicable exchange or system). The penny stock rules require a broker/dealer, before effecting a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing before effecting the transaction, and must be given to the customer in writing before or with the customer’s confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for shares of our common stock. As a result of these rules, investors may find it difficult to sell their shares

Set forth below is the range of high and low bid quotations for the periods indicated as reported by the OTC Bulletin Board. The market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

2020

Quarter Ended 12/31/20	$0.0128	0.001
Quarter Ended 9/30/20	$0.0019	$0.0009
Quarter Ended 6/30/20	$0.0032	$0.0008
Quarter Ended 3/31/20	$0.004	$0.0006

2019	High	Low
Quarter Ended 12/31/19	$0.0023	$0.0009
Quarter Ended 9/30/19	$0.0100	$0.0008
Quarter Ended 6/30/19	$0.0100	$0.0080
Quarter Ended 3/31/19	$0.0250	$0.0060
2018	High	Low
Quarter Ended 12/31/18	$0.0110	$0.0068
Quarter Ended 9/30/18	$0.0118	$0.0065
Quarter Ended 6/30/18	$0.0150	$0.0080
Quarter Ended 3/31/18	$0.0160	$0.0084
2017	High	Low
Quarter Ended 12/31/17	$0.0100	$0.0077
Quarter Ended 9/30/17	$0.0033	$0.0077
Quarter Ended 6/30/17	$0.0051	$0.0038
Quarter Ended 3/31/17	$0.0075	$0.0050

On February 3, 2021, the closing price was $0.0063.

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Transfer Agent

Our Transfer Agent is Worldwide Stock Transfer, LLC, One University Plaza, Suite 505, Hackensack, NJ 07601, 201-820-2008. Worldwide Stock Transfer is an SEC registered transfer agent.

Dividends

We have never declared or paid dividends. We do not intend to pay cash dividends on our common stock for the foreseeable future, but currently intend to retain any future earnings to fund the development and growth of our business. The payment of dividends if any, on our common stock will rest solely within the discretion of our board of directors and will depend, among other things, upon our earnings, capital requirements, financial condition, and other relevant factors.

Penny Stock Considerations

Our Common Stock will be deemed to be “penny stock” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, the broker-dealer is required to:

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
•

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value and information regarding the limited market in penny stocks; and

•

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to buy or sell shares of our Common Stock, which may affect the ability of Selling Stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our Common Stock even if our Common Stock becomes publicly traded. In addition, the liquidity for our Common Stock may be decreased, with a corresponding decrease in the price of our Common Stock. Our shares are likely to be subject to such penny stock rules for the foreseeable future.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a Nevada corporation formed on December 31, 2003 (although we were incorporated on October 9, 1995 in Texas under the name, Posh International, Inc. and on December 31, 2003, we changed our domicile from Texas to Nevada). Our headquarters are in Coconut Creek, FL. We have experienced recurring losses and negative cash flows from operations since inception, including in our current business model. We anticipate that our expenses will increase as we ramp up our expansion, which likely will lead to additional losses, until such time that we approach profitability, or which there are no assurances. We have relied on equity and debt financing to fund operations. There can be no guarantee that we will ever become profitable, or that adequate additional financing will be realized in the future or otherwise may be available to us on acceptable terms, or at all. If we are unable to raise capital when needed, we would be forced to delay development of our operations. We will need to generate significant revenues to achieve profitability, of which there are no assurances.

Trends and Uncertainties

Our business is subject to the following trends and uncertainties:

•	State and Federal laws regarding growing and processing industrial hemp; currently hemp is legal to be grown in all 50 States pursuant to the 2018 Farm Act signed into law in July of 2018.
•	With the passing of the Farm Act, more growers have entered the market causing the price of refined hemp to drop; we believe this will continue to drop for another year before the market stabilizes
•	Testing requirements have and will continue to evolve meaning less Biomass maybe available to refine designated as pharmaceutical grade
•

Weather is a major factor, with wild climate swings taking place this could also cause a shortage in available Biomass. Earlier this year in Colorado, the largest grower of cannabis plants lost their entire crop to a freeze.

Going Concern

At September 30, 2020, we had a working capital deficit of $570,269. To date, we have yet to commence our Plan of Operations and continue to rely on advances from our officer to continue our day-to-day activities. As a result, there is substantial doubt regarding our ability to continue as a going concern. Our ability to continue operations depends on our ability to generate and grow revenue and results of operations as well as our ability to access capital markets when necessary to accomplish our strategic objectives.

We expect that we will continue to incur losses for the immediate future and will need additional equity or debt financing until we can achieve profitability and positive cash flows from operating activities. Our future capital requirements for our operations will depend on many factors, including the ability to generate revenues and our ability to obtain capital. There is no assurance that we will be successful in any capital-raising efforts that we may undertake to fund our operations and implement our business plan

Our plans to implement our Plan of Operations include the following:

•	Renting space in an area in Wisconsin where we can setup a processing lab and start processing some of the Biomass harvested during 2019.
•	Once the processing lab is set up, we will meet with farmers in the area growing hemp and seek to form a co-op with them, where they farm the crop, and we process the crop and sell the Isolate.

The foregoing goals will increase expenses and lead to possible net losses. There is no assurance that we will ever be profitable or that debt or equity financing will be available to us. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should we be unable to continue as a going concern. There is no assurance we will be successful in any of these goals.

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Results of Operations

The following information should be read in conjunction with the financial statements and notes appearing elsewhere in this Report. We have not generated any revenues from inception to date. We anticipate that we may not receive any significant revenues from operations until we begin our planned operations to process hemp or biomass into Cannabidiol (“CBD”) by establishing a processing plant in Wisconsin to supply manufacturers or pharmaceutical companies for their manufacture, distribution and sale of CBD related products such as edibles for human consumption, vitamins, and multi-vitamins, and topical products for human use such as oils, tinctures, creams, oils and salves, and vaping liquids. We also plan to promote and assist in the establishment of a co-op with local farmers for the purpose of establishing a consistent supply of biomass and enter into long term supply contracts.

For the Nine Months Ended September 30, 2020, and 2019.

Revenues

We had no revenues for the nine months ended September 30, 2020, and 2019.

Operating Expenses

Our operating expenses for the nine months ended September 30, 2020 and 2019 totaled $212,594 and $460,959, respectively. The $248,365 decrease is due to a $222,583 decrease in salaries and wages, a $14,767 decrease in selling, general and administrative expenses and an $11,015 decrease in professional and legal fees.

Other Income and Expenses

Total other expenses for the nine months ended September 30, 2020 consisted of $17,766 in interest expense, compared to income of $92,973 for the nine months ended September 30, 2019. We recognized a $67,074 gain on settlement, $19,209 in fair value changes on derivative, $8,330 in gains on convertible note settlement and a $1,640 loss on change in fair value of convertible notes during the nine months ended September 30, 2019, we had no such gains and losses in the comparable 2020 period.

Net Loss

For the nine months ended September 30, 2020 and 2019, we recognized net losses of $230,360 and $367,986, respectively. The net losses are mainly due to the $212,594 and $460,959 in operating expenses for the nine months ended September 30, 2020 and 2019. We also recognized $17,766 in other expenses for the nine months ended September 30, 2020 and $92,973 in other income for the nine months ended September 30, 2019, as discussed above.

We anticipate losses from operations will increase during the next twelve months due to anticipated increased payroll expenses as we add necessary staff and increases in legal and accounting expenses associated with maintaining a reporting company. We expect that we will continue to have net losses from operations for several years until revenues from operating facilities become sufficient to offset operating expenses.

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Liquidity and Capital Resources

We have generated no revenues since inception. We have obtained cash for operating expenses mainly through advances and/or loans from affiliates and stockholders.

At September 30, 2020, we had a working capital deficit of $570,270 and have yet to commence our plan of operations. Our current liquidity resources are not sufficient to fund our anticipated level of operations. As a result, there is substantial doubt regarding our ability to continue as a going concern. Our ability to continue operations depends on our ability to generate and grow revenue as well as access capital markets when necessary to fund strategic objectives. We expect to continue to incur losses for the immediate future and will need additional equity or debt financing until we can achieve profitability and positive cash flows from operating activities. There is no assurance that the Company will be successful in any capital-raising efforts that it may undertake to fund operations and implement our business plan in the future.

Net Cash Used in Operating Activities.

During the nine months ended September 30, 2020 and 2019, our net cash used in operating activities was $82,928 and $102,555, respectively. The decrease is mainly due to the net losses discussed above, net of a non-cash operating adjustments totaling $0 and $39,610, increases of $147,432 and $310,525 in accounts payable and accrued expenses, and decreases of $0 and $15,424 in prepaid expenses during the nine months ended September 30, 2020 and 2019, respectively. Our primary uses of funds in operations were payments made for legal and professional costs.

Net Cash Provided by Investing Activities.

We had no cash investing activities during the nine months ended September 30, 2020 and 2019.

Net Cash Provided by Financing Activities.

Net cash provided by financing activities during the nine months ended September 30, 2020 and 2019 totaled $82,928 and $102,555, respectively. We received $23,215 and $53,906 in officer advances, $59,713 and $114,979 in proceeds from issuance of notes payable and made repayments of $0 and $73,330 on convertible notes payable during the nine months ended September 30, 2020 and 2019, respectively.

Cash Position and Outstanding Indebtedness.

Our total indebtedness at September 30, 2020 and December 31, 2019 was $570,270 and $339,910, respectively, all considered current liabilities. Current liabilities consist primarily of accounts payable, accounts payable to related parties, short-term debt and accrued liabilities.

At September 30, 2020 and December 31, 2019, we had no current assets and our working capital deficit was $570,270 and $339,910, respectively.

Off-Balance Sheet Arrangements

We have not and do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of establishing off-balance sheet arrangements or other contractually narrow or limited purposes. Therefore, we do not believe we are exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

The following discussion should be read in conjunction with our consolidated financial statements and the related notes. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

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For the Years Ended December 31, 2019, and 2018.

Revenues

We had no revenues for the years ended December 31, 2019 and 2018.

Operating Expenses

Our operating expenses for the year ended December 31, 2019 totaled $576,603, compared to $1,103,833 for the prior year. The $527,230 decrease is mainly due to a $763,888 decrease in salaries and wages due to the recognition of $883,888 in stock-based compensation in 2018, partially offset by a $181,960 increase in professional and legal fees, a $49,140 increase in loss on land impairment and a $5,558 increase in general and administrative expenses as a result of recent efforts to purchase land and undergo an audit.

Other Income and Expenses

Total other expenses for the year ended December 31, 2019 were $355,712, compared to net other income of $100,297 for the year ended December 31, 2018. Other income and expenses for the years ended December 31, 2019 and 2018 consists of $11,930 and 50,660 in interest expense, $19,209 and $146,334 in change in fair value of derivative liability, respectively. Loss in change in fair value of convertible notes was $1,640 during the year ended December 31, 2019, compared to a gain of $4,623 during the year ended December 31, 2018. We recognized a $436,755 loss on settlements of notes payable and a $75,404 gain on convertible notes payable during the year ended December 31, 2019, we did not recognize any such gains or losses in 2018.

Net Loss

For the year ended December 31, 2019, we recognized a net loss of $932,315, compared to a net loss of $1,003,536 for the year ended December 31, 2018. The net loss for 2019 is due to $576,603 in operating expenses and $355,712 in other expenses as discussed above. The net loss for 2018 is due to $1,103,833 in operating expenses, partially offset by other income of $100,297 as discussed above.

We anticipate losses from operations will increase during the next twelve months due to anticipated increased payroll expenses as we add necessary staff and increases in legal and accounting expenses associated with maintaining a reporting company. We expect that we will continue to have net losses from operations for several years until revenues from operating facilities become sufficient to offset operating expenses.

Liquidity and Capital Resources

We have generated no revenues since inception. We have obtained cash for operating expenses mainly through advances and/or loans from affiliates and stockholders.

Net Cash Used in Operating Activities.

During the years ended December 31, 2019 and 2018, our net cash used in operating activities was $146,567 and $29,885, respectively. The increase in net cash used in operating activities is mainly due to the net losses discussed above, net of non-cash operating adjustments totaling $392,922 and $732,931 and increases of $281,826 and $240,720 in accounts payable and accrued expenses during the years ended December 31, 2019 and 2018, respectively. Our primary uses of funds in operations were payments made for legal and professional costs.

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Net Cash Provided by Investing Activities.

We had no cash investing activities during the years ended December 31, 2019 and 2018.

Net Cash Provided by Financing Activities.

Net cash provided by financing activities during the years ended December 31, 2019 and 2018 totaled $146,567 and $29,885, respectively. We received $47,624 and $29,885 in officer advances, $172,273 and $0 in proceeds from issuance of notes payable and made repayments of $73,330 and $0 on convertible notes payable during the years ended December 31, 2019 and 2018, respectively.

Cash Position and Outstanding Indebtedness.

Our total indebtedness at December 31, 2019 and 2018 was $339,910 and $404,735, respectively, which consists of $339,910 and $404,735 of current liabilities, respectively. Current liabilities consist primarily of accounts payable, accounts payable to related parties, short-term debt and accrued liabilities. At December 31, 2019 and 2018, we had no current assets and our working capital deficit was $339,910 and $404,735, respectively.

Off-Balance Sheet Arrangements

We have not and do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of establishing off-balance sheet arrangements or other contractually narrow or limited purposes. Therefore, we do not believe we are exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

Plan of Operations

Once we commence our plan of operations, we anticipate that we will incur approximately $2.1 million of total expenses during the initial 12 months, including hiring personnel, purchasing lab equipment, and training over the first three months of our operations at a burn rate of $54,550 per month. During months 4 to 12 of our Plan of Operations, our burn rate is estimated at $232,216 per month. Based on our current working capital deficit and our absence of any historical revenues, we will have to rely on our sole officer and third-party financing to fund our operations. The initial 12-month Plan of Operations is contingent upon obtaining a minimum financing of at least $1,296,416.

There are no assurances that we will be able to obtain financing or on terms acceptable to us. Our Plan of Operations will begin four months after we receive financing, if ever. We have researched and identified the equipment needed to operate a plant capable of initially processing one acre per day that can be expanded to processing three to five acres per day; we have not yet purchased any equipment. We have not offered any services to local or out of state farmers at this time. It will take approximately four months to begin operations after the order and delivery of the processing equipment, after which we will introduce ourselves to the local farms in a hundred-mile radius around the plant, in an attempt to enter into multi-year processing agreements. We will also complete a website that will offer the finished product Isolate for sale by the liter and encourage buyers to enter into annual contracts for a minimum number of liters per month at a discount.

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First to Third Month After Adequate Financing

•	Hire processing plant manager/operator
•	Offsite training for processing machines training
•	Order and purchase machines for the processing plant
•	Construct website and design
•	Begin implementing Co-op with local farmers
Secure space/tenant improvements

Method/Accomplishment

•	Hire key individuals identified and send for offsite training
•	Submit orders for machines already sourced
•	Hire web designer
•	Have key individuals begin meeting with local farmers after offsite training
•	Have new Manager oversee tenant improvements and ensure work progresses without delay.

Estimated Operating Cost

General Operating Costs will cost for months 1-3 - $163,650

Equipment cost -$440,000

Rent Space $5,000 per month ($15,000 due at signing)

Buildout - $150,000

Month 4

Plan of Operations Step

Assuming completion of the building and delivery and setup of all the equipment, begin purchasing and processing of Biomass in lots of 5 acres

Method/Accomplishment

Contact local farmers to acquire their crop or purchase Biomass from an out of stated farmer

Estimated Operating Cost

$135,550

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Month 5

Plan of Operations Steps

•	Begin selling processed Isolate and continue purchasing and processing of Biomass in lots of five acres
•	Order a second extractor
•	Purchase the farm
•	Hire support staff
•	Add up to two person(s) to the executive team (President and Chief Operating Officer)
•	Occupy new executive office space in Florida.

Method/Accomplishment

•	Sell Isolate to people/entities who have contacted the website looking for products
•	Order and purchase the second extractor
•	Place an ad to hire second processing plant worker
•	Setup FL offices with new support staff
•	Finalize and execute agreement for purchase of farm

Interview candidate for President and COO

Estimated Operating Cost

$750,000 Farm

$150,000 Extractor

$242,216 new monthly G&A costs including marketing, Exec offices, new hires

Month 6-7

Plan of Operations Step

•	Continue selling Isolate and purchasing and processing of Biomass
•	Hire a second person for the processing plant
•	Setup the new extractor
•	Increase Biomass purchases to ten acres.
•	If the farm is purchased, apply for all permits needed, survey land best suited for the processing lab and seedling greenhouses.

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Method/Accomplishment

•	Fulfill orders for Isolate
•	Continually promote sale of product to new buyers
•	Hire second plant worker
•	Begin work on the farm to grow and process hemp.

Estimated Operating Cost

Assuming the Isolate begins selling in month five, each acre can yield 122.85 kg/liters @ $1,624 a liter equals $199,508 in revenue per acre, which will cover all of our estimated costs, of which there are no assurances. $242,216 is the monthly G&A

Biomass	$81,000
Salaries	$11,250	Executives/Staff	$68,666
Elec	$1,200	Elec	$300
Water	$600	Legal	$5,000
Ethanol	$200	Accounts	$5,000
Co2	$1,000	Auditors	$10,000
Rent	$5,000	Rent	$2,500
Trash	$500	Filing fee	$500
Alarm	$250	Alarm	$250
Security	$8,000	Misc.	$2,500
Phone/Internet	$250	Phone/Internet	$250

Monthly	$109,250	Monthly	$94,966

Months 8-12

Plan of Operations Steps

Continue selling Isolate and processing the Biomass in lots of ten acres, continue working and signing up local and out of state farmers for processing, roll out social media program for Isolate.

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Method/Accomplishment

The plant manager will make appointments and visit with the local farmers growing hemp or interested in being a grower. Hire media team to build and rollout online market program

Estimated Operating Cost

Assuming the Isolate begins selling in month 5, each acre can yield 122.85 kg/liters @$1,624 a liter equals $199,508 in revenue per acre, which will cover all of are estimated costs, of which there are no assurances. Continue work on the farm to be ready to process and plant the following year.

Months 13-17

Plan of Operations Steps:

•

Continue selling Isolate and processing the Biomass in lots of ten acres, continue working and signing up local and out of state farmers for processing, working on setting on the farm or growing and processing.

•	Order greenhouses to be installed on cleared ground, if time permits start planting seeds for seedlings, enter into farming contract with a local farmer to work the farm.

Method/Accomplishment

Place orders for Greenhouses, continue gorilla marketing to farmers, secure farming agreement to work the farm.

Estimated Costs

Construction costs of greenhouses average about $50,000 a unit; we will purchase three units for an aggregate cost of $150,000

Months 18 – 24

Plan of Operation Steps

Depending on the number of acres secured to process, order one to two more machines

Have the land plowed to plant initial crop 15-20 acres

Transplant seedlings and if planted harvest crop in three to four months

Method/Accomplishment

Place orders for additional extractors and setup when delivered, monitor progress of harvest.

Estimated Costs

Two more extractors $150,000 each $300,000, seeds $25,000, farm preparation and harvest $50,000.

All costs will be covered by existing operations, of which there are no assurances.

Marketing

We will use the following marketing methods throughout our Plan of Operations:

•	Contacting existing CBD companies, sending a sample and lab tests of the Isolate
•	Trade shows
•	Social Media and internet

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

All directors of our company hold office until the next annual meeting of our stockholders or until their successors have been elected and qualified, or until their death, resignation or removal. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Our directors and executive officers, their ages, positions held, and duration of such, are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed
Matthew Dwyer	Chief Executive Officer/Chief Financial Officer/Director	54	11/8/2017 (Director); (CEO/CFO)
Manual Losada	Director	56	11/11/2019

Business Experience

The following is a brief account of the education and business experience of directors and executive officers during at least the past five years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed:

Matthew Dwyer

Matthew Dwyer has been our President/Director since November 8, 2017 and Chief Executive Officer/Chief Financial Officer/ since November 11, 2019. Since November 2017, Matthew Dwyer has been the Chief Executive Officer of Global Consortium, Inc., which company is quoted on the OTCMARKETS Pink tier and files reports with OTCMARKETS as a non-SEC reporting company. Global Consortium owns Indulge Oils, its cannabis distillate division, and Infused, its edible division. From November 2017 to September 2020, he was the President/Director of Trans Global Group, Inc., a specialty products brand company. Matthew Dwyer is a co-owner of Global Consortium Group, LLC, a California Limited Liability Company, which has a California manufacturing, distribution and delivery license for cannabis in California. In 2018, as the CEO of Global Consortium, Inc., he oversaw the planting of a 15-acre hemp farm in Colorado, the test crop was successfully planted and harvested. Mr. Dwyer along with his partner set out to open a Manufacturing Lab for THC in Sacrament, California. In April/2019, California issued a (THC) Manufacturing License and the City of Sacramento issued a Certificate of Occupancy in October/2019. From September 26, 2017 to October 2017, he was the Chief Executive Officer of Experience Art and Design, Inc., From 2004 to 2017 he was a Director and Chief Executive Officer/Chief Financial Officer of Barron Capital Enterprises, Inc., an SEC reporting company.

Manuel Losada

Manuel Losada has been our Director since November 11, 2019. From September 21, 2018 until November 30, 2019, he has been a Director of Global Consortium, Inc., which is quoted on the OTCMARKETS Pink tier and files reports with OTCMARKETS as a non-SEC reporting company. From September 2009 to present, Manuel Losada has been the President/General Partner of MedPro Associates located in Empire Colorado, a national manufacturer’s representation organizations. Since 2013, Manuel Losada has been the Chief Executive Officer/President of Optimal Healthcare Solutions, an automated logistics inventory service along with low-cost solution driven capabilities targeted at reducing customers operating expense.

Family Relationships

There are no family relationships between any director or executive officer of our company.

54

Terms of Office

Our directors are appointed for a one-year term to hold office until the next annual meeting of our shareholders and until a successor is appointed and qualified, or until their removal, resignation, or death. Executive officers serve at the pleasure of the board of directors.

Significant Employees

We do not currently have any significant employees other than our executive officer.

Involvement in Certain Legal Proceedings

None of our directors and executive officers has been involved in any of the following events during the past ten years:

a)

any petition under the federal bankruptcy laws or any state insolvency laws filed by or against, or an appointment of a receiver, fiscal agent or similar officer by a court for the business or property of such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

b)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
c)

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

d)

being the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;

e)

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission to have violated a federal or state securities or commodities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been reversed, suspended, or vacated;

f)

being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

g)

being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

h)

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We have not yet adopted a formal code of ethics within the meaning of Item 406 of Regulation S-K promulgated under the Securities Act, that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions that establishes, among other things, procedures for handling actual or apparent conflicts of interest.

55

Committees of Board of Directors

Audit

We have not established an audit committee that provides independent review and oversight of a company’s financial reporting processes, internal controls, and independent auditors. Management is responsible for establishing and maintaining adequate internal control over our financial reporting. Our internal control over financial reporting was not subject to attestation by our independent registered public accounting firm pursuant to rules of the SEC that permit us to provide only management’s report in this annual report.

Governance

We do not have any defined policy or procedure requirements for our stockholders to submit recommendations or nominations for directors. We do not currently have any specific or minimum criteria for the election of nominees to our board of directors and we do not have any specific process or procedure for evaluating such nominees. Our board of directors assesses all candidates, whether submitted by management or stockholders, and makes recommendations for election or appointment.

Compensation

Our board of directors is responsible for determining compensation for the directors of our company to ensure it reflects the responsibilities and risks of being a director of a public company.

Other Board Committees

We have no committees of our board of directors.

Corporate Governance

General

Our board of directors believes that good corporate governance improves corporate performance and benefits all stockholders

Continuing Education

The board does not provide continuing education for its directors. Each director is responsible to maintain the skills and knowledge necessary to meet his obligations as director.

Ethical Business Conduct

We have adopted a formal code of ethics within the meaning of Item 406 of Regulation S-K promulgated under the Securities Act of 1933, as amended, that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions that establishes, among other things, procedures for handling actual or apparent conflicts of interest.

We have found that the fiduciary duties placed on individual directors by our governing corporate legislation and the common law and the restrictions placed by applicable corporate legislation on an individual director’s participation in decisions of the board of directors in which the director has an interest have been sufficient to ensure that the board of directors operates in the best interests of our company.

Nomination of Directors

As of the date of this Prospectus, we have not affected any material changes to the procedures by which our stockholders may recommend nominees to our board of directors. Our board of directors does not have a policy with regards to the consideration of any director candidates recommended by our stockholders. Our board of directors has determined that it is in the best position to evaluate our company’s requirements as well as the qualifications of each candidate when the board considers a nominee for a position on our board of directors. If stockholders wish to recommend candidates directly to our board, they may do so by sending communications to the president of our company at the address on the cover of this annual report.

56

Compensation

Our board of directors is responsible for determining compensation for the directors of our company to ensure it reflects the responsibilities and risks of being a director of a public company.

Other Board Committees

We do not have an audit committee that provides independent review and oversight of a company’s financial reporting processes, internal controls, and independent auditors

We have no committees of our board of directors. We do not have any defined policy or procedure requirements for our stockholders to submit recommendations or nominations for directors. We do not currently have any specific or minimum criteria for the election of nominees to our board of directors and we do not have any specific process or procedure for evaluating such nominees. Our board of directors assesses all candidates, whether submitted by management or stockholders, and makes recommendations for election or appointment.

A stockholder who wishes to communicate with our board of directors may do so by directing a written request to the address appearing on the first page of this annual report.

Assessments

The board intends that individual director assessments be conducted by other directors, taking into account each director’s contributions at board meetings, service on committees, experience base, and their general ability to contribute to one or more of our company’s major needs. However, due to our stage of development and our need to deal with other urgent priorities, the board has not yet implemented such a process of assessment.

Director Independence

We are not currently listed on the Nasdaq Stock Market, which requires independent directors. In evaluating the independence of our members and the composition of the committees of our board of directors, we utilize the definition of “independence” as that term is defined by applicable listing standards of the Nasdaq Stock Market and Securities and Exchange Commission rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

Our board of directors expects to continue to evaluate its independence standards and whether and to what extent the composition of our board of directors and its committees meets those standards. We ultimately intend to appoint such persons to our board and committees of our board as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange. Therefore, we intend that a majority of our directors will be independent directors of which at least one director will qualify as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-K, as promulgated under the Securities Act of 1933, as amended.

57

EXECUTIVE COMPENSATION

The particulars of compensation paid to the following persons:

a)	all individuals serving as our principal executive officer during the year ended December 31, 2018 and December 31, 2019

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Matthew Dwyer,	2018*	180,000	0	0	1,060,666	0	0	0	1,240,666
CEO/CFO/Director	2019*	300,000	0	0	0	0	0	0	300,000
	2020**	180,000	0	0	0	0	0	0	180,000

*Salary for 2018 and 2019 was $180,000 and $300,000, respectively, no cash of which was paid in either year but accrued for. On December 31, 2019, Matthew Dwyer’s salary was reduced to $180,000, per year effective on January 1, 2020 and the aggregate of previously accrued wages were reduced to $50,000 in total. In addition, all options granted and vested were cancelled effective December 31, 2019.

** Salary for 2020 was $180,000, no cash of which was paid, but accrued for. There were no bonus or options awards for 2020.

There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

Other than the employment agreements with our Chief Executive Officer, we have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement or other termination of our directors or executive officers, or a change in control of our company or a change in our directors’ or executive officers’ responsibilities following a change in control.

Compensation of Directors

The table below shows the compensation of our directors who were not our named executive officers for the fiscal year ended December 31, 2018 and 2019.

Name	Fees earned or paid in cash ($)	Stock awards ($)*	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Manuel Losada
2018	0	0	0	0	0	0	0
2019	0	0	0	0	0	0	0
2020	0	0	0	0	0	0	0

We have no formal plan for compensating our directors for their services in their capacity as directors. Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on their behalf other than services ordinarily required of a director.

58

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of February 5, 2021 certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of any class of our voting securities and by each of our current directors, our named executive officers and by our current executive officers and directors as a group.

Name of Beneficial Owner	Title of Class	Amount	Nature of Beneficial Ownership	Common Upon Conversion	Percentage of Class (2)	Percentage of Common
Matthew Dwyer, CEO/CFO/Director (1)	Preferred A	991,400	Direct	49,570,000,000	100	97.7%
Matthew Dwyer, CEO/CFO/Director (1)	Preferred C	540,000	Direct	540,000,000	100	Less than 1%
Manuel Losada, Director (4)
Penni Gruenberg (2)	Common	80,642,100	Direct		9.9		%
Laurence Wilneff Living Trust (3)	Common	115,030,000	Direct		14.1		%

Notes:

(1) Since November 8, 2017, Matthew Dwyer has been our President/Director and since November 11, 2019, our Chief Executive Officer/Chief Financial Officer. Matthew Dwyer holds the 540,000 Preferred C Shares referenced above.

(2) Penni Gruenberg is not a member of management and has no influence over management

(3) Laurence Wilneff controls Laurence Wilneff Living Trust and has dispositive power over the shares of the Trust.

(4) Manuel Losada was appointed as our Director on November 11, 2019 and owns no common stock or any of our securities.

59

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Other than as disclosed below, there has been no transaction, or currently proposed transaction, in which our company was or is to be a participant and the amount involved exceeds $5,000, being the lesser of $120,000 or one percent of our total assets and in which any of the following persons had or will have a direct or indirect material interest:

a)	any director or executive officer of our company;
b)	any person who beneficially owns, directly or indirectly, more than 5% of any class of our voting securities;
c)

any person who acquired control of our company when it was a shell company or any person that is part of a group, consisting of two or more persons that agreed to act together for the purpose of acquiring, holding, voting or disposing of our common stock, that acquired control of our company when it was a shell company; and

d)	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

On October 15, 2019, we exchanged 540,000,000 shares of common stock with Trans Global Group, Inc. for 540,000 shares Series C shares. Our Chief Executive Officer, Mathew Dwyer, is the Chief Executive Officer and controlling shareholder of Trans Global Group Inc. Each Preferred C Shares is convertible, on a per share basis, into the number of common shares of the Company worth $1.00 and are callable.

On January 1, 2018, we awarded our Chief Executive Officer an option to purchase a total of 150,000,000 shares of our common stock at an exercise price of $0.01. These options were to vest at the rate of 50,000,000 options on the first day of each calendar year beginning January 1, 2018 and have an expiration date of January 1, 2023.

Our Chief Executive Officer, Matthew Dwyer provided advances to us, there advances were as follows:

As of December 31, 2018, $30,855 was due and owed to our Chief Executive Officer, Matthew Dwyer.

As of December 31, 2019, $78,509 was due and owed to our Chief Executive Officer, Matthew Dwyer.

As of September 30, 2020, $101,724 was due and owed to our Chief Executive Officer, Matthew Dwyer.

60

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of shares of our common stock, including shares issued upon the exercise of outstanding options, in the public market or the possibility of these sales occurring could cause the prevailing market price for our common stock to fall or impair our ability to raise equity capital in the future. As of December 31, 2020, we had 1,483,317,059 outstanding shares of common stock. All of these shares are restricted securities under Rule 144, in that they were issued in a private transaction not involving a public offering.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies like us, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. Rule 144 also is not available for resale of securities issued by any shell companies (other than business combination-related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, none of our stockholders is currently able to sell shares of our common stock in reliance on Rule 144.

Prior to this offering, there has been a limited public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Sales pursuant to Rule 144 are subject to certain requirements relating to the availability of current public information about us. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of the Company at any time during the 90 days immediately preceding the sale and who has beneficially owned restricted shares for at least six months is entitled to sell such shares under Rule 144 without regard to the resale limitations once the securities may be sold pursuant to the exemption provided under Rule 144.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on an OTC market at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules.

These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

We had no changes in, and no disagreements with our accountants on accounting and financial disclosure.

OTHER INFORMATION

None.

61

Integrated Cannabis Solutions, Inc. and Subsidiary

Unaudited Condensed Consolidated Financial Statements

September 30, 2020 and December 31, 2019

62

INTEGRATED CANNABIS SOLUTIONS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2020	2019
	(Unaudited)
ASSETS
Total assets	$-	$-

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$300,560	$153,128
Note payable	167,986	108,273
Advances from officer	101,724	78,509

Total Current Liabilities	570,270	339,910

TEMPORARY EQUITY:
Preferred Series C stock, $.0001 par value, 540,000 and 540,000 shares authorized, issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	540,000	540,000

STOCKHOLDERS' DEFICIT:
Preferred Series A stock, $0.0001 par value, 1,000,000 and 1,000,000 shares authorized, 995,400 and 1,000,000 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	100	100
Preferred Series B stock, $0.0001 par value, 600,000 and 600,000 shares authorized, no shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	-	-
Common stock, $0.0001 par value, 1,450,000,000 and 1,200,000,000 shares authorized, 1,383,317,059 and 1,153,317,059 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	138,332	115,332
Additional paid-in capital	1,680,258	2,117,898
Accumulated deficit	(2,928,960)	(3,113,240)

Total Stockholders' Deficit	(1,110,270)	(879,910)

TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' DEFICIT	$-	$-

The accompanying footnotes are an integral part of these unaudited consolidated financial statements.

63

INTEGRATED CANNABIS SOLUTIONS, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Nine Months Ended September 30,
	2020	2019

Revenue	$-	$-

Operating expenses:
Salaries and wages	135,000	357,583
Selling, general and administrative	6,963	21,730
Professional and legal fees	70,631	81,646

Total operating expenses	212,594	460,959

Loss from operations	(212,594)	(460,959)

Other income (expense):
Change in fair value of derivatives	-	19,209
Change in fair value of convertible notes	-	(1,640)
Gain on convertible note payable	-	8,330
Gain on settlement	-	67,074
Interest expense	(17,766)	-
Total other income (expense)	(17,766)	92,973

Net Loss	$(230,360)	$(367,986)

Net loss per common share - basic and diluted	$(0.00)	$(0.00)

Weighted average number of shares outstanding - basic and diluted	1,227,696,621	866,945,630

The accompanying footnotes are an integral part of these unaudited consolidated financial statements.

64

INTEGRATED CANNABIS SOLUTIONS, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2020

	Common Stock		Preferred Stock (Class A)		Additional		Total
	Shares	Amount	Shares	Amount	Paid-In Capital	Accumulated Deficit	Stockholders' Deficit

Balance at January 1, 2019	1,075,517,059	$107,552	5,000,000	$500	$1,668,138	$(2,180,925)	$(404,735)

Issuance of common stock in satisfaction of debt	150,000,000	15,000	-	-	-	-	15,000

Reduction of preferred stock	-	-	(4,000,000)	(400)	400	-	-

Exchange of common stock for preferred Series C stock	(540,000,000)	(54,000)	-	-	(486,000)	-	(540,000)

Stock based compensation	-	-	-	-	132,583	-	132,583

Net loss	-	-	-	-	-	(367,986)	(367,986)

Balance at September 30, 2019	685,517,059	$68,552	1,000,000	$100	$1,315,121	$(2,548,911)	$(1,165,138)

	Common Stock		Preferred Stock (Class A)		Additional		Total
	Shares	Amount	Shares	Amount	Paid-In Capital	Accumulated Deficit	Stockholders' Deficit

Balance at January 1, 2020	1,153,317,059	$115,332	1,000,000	$100	$1,703,258	$(2,698,600)	$(879,910)

Exchange of preferred Series A stock for common stock	230,000,000	23,000	(4,600)	-	(23,000)	-	-

Net loss						(230,360)	(230,360)

Balance at September 30, 2020	1,383,317,059	$138,332	995,400	$100	$1,680,258	$(2,928,960)	$(1,110,270)

The accompanying footnotes are an integral part of these unaudited consolidated financial statements.

65

INTEGRATED CANNABIS SOLUTIONS, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(230,360)	$(367,986)
Adjustment to reconcile net loss to net cash used in operating activities:
Gain on settlement	-	(67,074)
Gain on convertible note payable	-	(8,330)
Stock based compensation	-	132,583
Change in fair value of convertible notes	-	1,640
Change in fair value of derivative liability	-	(19,209)
Change in operating assets and liabilities:
Prepaid assets		15,424
Accounts payable and accrued expenses	147,432	241,245

Net cash used in operating activities	(82,928)	(102,555)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes payable	59,713	114,979
Repayment of convertible notes payable	-	(66,330)
Advances from officer	23,215	53,906

NET CASH PROVIDED BY FINANCING ACTIVITIES	82,928	102,555

NET CHANGE IN CASH	-	-
Cash at beginning of year	-	-

CASH AT END OF YEAR	$-	$-

SUPPLEMENTAL DISCLOSURE FOR OPERATING ACTIVITIES:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

NON-CASH FINANCING AND INVESTING ACTIVITIES:
Exchange of common stock for series C preferred stock	$-	$540,000
Issuance of common stock for land deposit	$-	$15,000
Reduction of series A preferred stock	$-	$400

The accompanying footnotes are an integral part of these unaudited consolidated financial statements.

66

INTEGRATED CANNABIS SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – INCORPORATION AND OPERATIONS

Integrated Cannabis Solutions, Inc. (the “Company”) is a Nevada corporation publicly traded company under the ticker "IGPK". The Company was formed on December 31, 2003 and had nominal operations during the years ended December 31, 2019 and 2018. The Company plans to process hemp or biomass into Cannabidiol (“CBD”) by establishing a processing plant in Wisconsin to supply manufacturers or pharmaceutical companies for their manufacture, distribution and sale of CBD related products such as edibles for human consumption, vitamins, and multi-vitamins, and topical products for human use such as oils, tinctures, creams, oils and salves, and vaping liquids. The Company also plans to promote and assist in the establishment of a co-op with local farmers for the purpose of establishing a consistent supply of biomass and enter into long term supply contracts.

On May 21, 2019, the Company formed Integrated Farming Solutions, LLC as a limited liability company, in the state of Nevada. Integrated Farming Solutions, LLC is a wholly owned subsidiary and has not yet begun operations. No assurance can be provided that the Company will be successful in implementing and executing on its business plans.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

The accompanying unaudited interim consolidated financial statements of Integrated Cannabis Solutions, Inc. (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and should be read in conjunction with the audited financial statements and notes thereto. In the opinion of management, such statements reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the condensed financial statements of the Company as of December 31, 2019 and for the nine months ended September 30, 2020 and 2019. The results of operations for the nine months ended September 30, 2020 are not necessarily indicative of the results to be expected for the full year the full year ending December 31, 2019 or any other period. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and related disclosures of the Company as of December 31, 2019 and for the year then ended included elsewhere in this filing.

The accompanying unaudited interim condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All intercompany balances and transactions have been eliminated in consolidation.

Accounting method and use of estimates

The Company’s financial statements are prepared using the accrual method in accordance with Generally Accepted Accounting Principles in the United State of America (“GAAP”). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Changes in estimates and assumptions are reflected in reported results in the period in which they become known. Significant estimates made by management include, but are not limited to, valuation of stock options, stock-based compensation, convertible debt and the valuation allowance associated with deferred tax assets. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. Actual results could differ from those estimates.

Loss per Share

In accordance with the provisions of ASC 260, “Earnings Per Share”, net loss per share is computed by dividing net loss by the weighted-average shares of common stock outstanding during the period. During a loss period, the effect of the potential exercise of stock options and convertible debt are not considered in the diluted loss per share calculation since the effect would be anti-dilutive. The results of operations were a net loss for the nine months ended September 30, 2020 and 2019, therefore, the basic and diluted weighted-average shares of common stock outstanding were the same for all years. The anti-dilutive shares of common stock outstanding as of September 30, 2020 and 2019 were as follows:

67

INTEGRATED CANNABIS SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	September 30,
	2020	2019
Potentially dilutive securities:
Series A Preferred Stock	49,770,000,000	50,000,000,000
Series C Preferred Stock	457,627,119	364,864,865
Convertible notes payable	-	52,280,000

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its consolidated financial statements. The Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

At September 30, 2020, the Company had a working capital deficit of $570,270 and has yet to commence its plan of operations. The Company’s current liquidity resources are not sufficient to fund its anticipated level of operations for at least the next 12 months from the date these financial statements were issued. As a result, there is substantial doubt regarding the Company’ ability to continue as a going concern.

The Company’s ability to continue operations depends on its ability to generate and grow revenue and results of operations as well as its ability to access capital markets when necessary to accomplish its strategic objectives. The Company expects that it will continue to incur losses for the immediate future and will need additional equity or debt financing until the Company can achieve profitability and positive cash flows from operating activities. The Company’s future capital requirements for its operations will depend on many factors, including the ability to generate revenues and its ability to obtain capital. There is no assurance that the Company will be successful in any capital-raising efforts that it may undertake to fund operations and implement its business plan in the future.

Due to travel related Covid-19 restrictions during 2020, the Company cancelled transactions to acquire land and or farming rights to plant hemp in California, Florida and Tennessee. The cancellation of these transactions has negatively impacted our ability to develop our operations and may continue to have negative impacts should the pandemic continue to hamper our ability to secure farmland until risks diminish.

NOTE 4 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

As of September 30, 2020 and December 31, 2019, accounts payable and accrued expenses consisted of the following:

	September 30,	December 31,
	2020	2019
Accounts payable	$82,535	$87,868
Accrued payroll	185,000	50,000
Accrued interest payable	33,025	15,260
Total	$300,560	$153,128

68

INTEGRATED CANNABIS SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company was advanced $23,215 by paying expenses on behalf of the Company during the nine months ended September 30, 2020 by the Chief Executive Officer, President and Chairman of the Board (the “CEO”) for working capital purposes. The loans bear interest at 10% per annum and are payable on demand. The balance of the loans were $101,724 and $78,509 and accrued interest was $14,465 and $7,510 as of September 30, 2020 and December 31, 2019, respectively. Interest expense was $6,956 and $0 for the nine months ended September 30, 2020 and 2019, respectively

NOTE 6 – NOTES PAYABLE

During the nine months ended September 30, 2020, a third-party lender advanced a total of $59,714 for working capital purposes under a demand note. The advances accrue interest at 10% per annum and are due on demand. The balance on the note was $167,986 and $108,273 and accrued interest was $18,560 and $7,750 as of September 30, 2020 and December 31, 2019, respectively. Interest expense was $10,810 and $0 for the nine months ended September 30, 2020 and 2019, respectively

NOTE 7 – STOCKHOLDERS DEFICIT

During the nine months ended September 30, 2020, the Company increased its common shares authorized to be issued from 1,200,000 to 1,450,000,000.

During June 2020, a holder of 2,000 shares of the Company’s Preferred Series A converted those shares into 100,000,000 shares of the Company’s common stock.

During September 2020, a holder of 2,600 shares of the Company’s Preferred Series A stock converted those shares into 130,000,000 shares of the Company’s common stock.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

The Company from time to time is party to certain lawsuits, legal proceedings and various claims relating to matters in the normal course of its business. Liabilities for such matters are accrued when it is probable that a liability has been incurred and the amount can be reasonably estimated. When only a range of possible loss can be established, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued. The accrual for a litigation loss contingency might include, for example, estimates of potential damages, outside legal fees and other directly related costs expected to be incurred. As of September 30, 2020, and through the date these financial statements were issued, there were no legal proceedings requiring recognition or disclosure in the unaudited condensed consolidated financial statements.

NOTE 9 – SUBSEQUENT EVENTS

During November 2020, a holder of 2,000 shares of the Company’s Preferred Series A stock converted those shares into 100,000,000 shares of the Company’s common stock.

During December 2020, the Company increased its authorized shares of common stock from 1,450,000,000 to 1,650,000,000.

69

Integrated Cannabis Solutions, Inc. and Subsidiary

Consolidated Financial Statements

December 31, 2019 and 2018

70

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Integrated Cannabis Solutions, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Integrated Cannabis Solutions, Inc. and Subsidiary (the “Company”) as of December 31, 2019 and 2018, the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 3, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provides a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2019

New York, NY

December 31, 2020

71

INTEGRATED CANNABIS SOLUTIONS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	December 31,
	2019	2018
ASSETS

TOTAL ASSETS	$-	$-

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$153,128	$296,819
Convertible notes payable	-	57,822
Derivative liability	-	19,209
Note payable	108,273	-
Advances from officer	78,509	30,885

Total Liabilities	339,910	404,735

COMMITMENTS AND CONTINGENCIES (SEE NOTE 10)

TEMPORARY EQUITY:
Preferred Series C stock, $0.0001 par value, 540,000 and 0 shares authorized, issued and outstanding as of December 31, 2019 and 2018, respectively	540,000	-

STOCKHOLDERS' DEFICIT:
Preferred Series A stock, $0.0001 par value, 1,000,000 and 5,000,000 shares authorized, issued and outstanding as of December 31, 2019 and 2018, respectively	100	500
Preferred Series B stock, $0.0001 par value, 600,000 and 600,000 shares authorized, no shares issued and outstanding as of December 31, 2019 and 2018, respectively	-	-
Common stock, $0.0001 par value, 1,200,000,000 and 1,500,000,000 shares authorized, 1,153,317,059 and 1,075,517,059 shares issued and outstanding as of December 31, 2019 and 2018, respectively	115,332	107,552
Additional paid-in capital	2,117,898	1,668,138
Accumulated deficit	(3,113,240)	(2,180,925)

Total Stockholders' Deficit	(879,910)	(404,735)

TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' DEFICIT	$-	$-

The accompanying footnotes are an integral part of these consolidated financial statements.

72

INTEGRATED CANNABIS SOLUTIONS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2019	2018

Revenue	$-	$-

Operating expenses:
Salaries and wages	300,000	1,063,888
Selling, general and administrative	30,443	24,885
Professional and legal fees	197,020	15,060
Impairment loss from unrecoverable land deposit	49,140	-
Total operating expenses	576,603	1,103,833

Loss from operations	(576,603)	(1,103,833)

Other income (expense):
Change in fair value of derivative liability	19,209	146,334
Change in fair value of convertible notes	(1,640)	4,623
Interest expense	(11,930)	(50,660)
Gain on settlement of convertible notes payable	75,404	-
Loss on settlement of notes payable	(436,755)	-
Total other income (expense)	(355,712)	100,297

Net Loss	$(932,315)	$(1,003,536)

Net loss per common share - basic and diluted	$(0.00)	$(0.00)

Weighted average number of shares outstanding - basic and diluted	788,768,018	1,084,257,702

The accompanying footnotes are an integral part of these consolidated financial statements.

73

INTEGRATED CANNABIS SOLUTIONS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	Common Stock		Preferred Stock (Class A)		Additional		Total
	Shares	Amount	Shares	Amount	Paid-In Capital	Accumulated Deficit	Stockholders' Deficit

Balance at January 1, 2018	1,015,517,059	$101,552	5,000,000	$500	$784,250	$(1,177,389)	$(291,087)

Issuance of common stock in satisfaction of debt	60,000,000	6,000	-	-	-	-	6,000

Stock based compensation	-	-	-	-	883,888	-	883,888

Net loss	-	-	-	-	-	(1,003,536)	(1,003,536)

Balance at December 31, 2018	1,075,517,059	$107,552	5,000,000	$500	$1,668,138	$(2,180,925)	$(404,735)

Issuance of common stock in satisfaction of debt	580,000,000	58,000	-	-	460,000	-	518,000

Issuance of common stock for land deposit	37,800,000	3,780	-	-	45,360	-	49,140

Reduction of preferred stock	-	-	(4,000,000)	(400)	400	-	-

Cancellation of previously accrued executive compensation	-	-	-	-	430,000	-	430,000

Exchange of common stock for preferred Series C stock	(540,000,000)	(54,000)	-	-	(486,000)	-	(540,000)

Net loss	-	-	-	-	-	(932,315)	(932,315)

Balance at December 31, 2019	1,153,317,059	$115,332	1,000,000	$100	$2,117,898	$(3,113,240)	$(879,910)

The accompanying footnotes are an integral part of these consolidated financial statements.

74

INTEGRATED CANNABIS SOLUTIONS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(932,315)	$(1,003,536)
Adjustment to reconcile net loss to net cash used in operating activities:
Gain on settlement of convertible notes payable and accrued interest	(75,404)	-
Loss on settlement of notes payable	436,755	-
Impairment loss from unrecoverable land deposit	49,140	-
Stock-based compensation	-	883,888
Change in fair value of derivative liability	(19,209)	(146,334)
Change in fair value of convertible notes	1,640	(4,623)
Change in operating assets and liabilities:
Accounts payable and accrued expenses	392,826	240,720

NET CASH USED IN OPERATING ACTIVITIES	(146,567)	(29,885)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes payable	172,273	-
Repayment of convertible notes payable	(73,330)	-
Advances from officer	47,624	29,885

NET CASH PROVIDED BY FINANCING ACTIVITIES	146,567	29,885

NET CHANGE IN CASH	-	-
Cash at beginning of year	-	-

CASH AT END OF YEAR	$-	$-

SUPPLEMENTAL DISCLOSURE FOR OPERATING ACTIVITIES:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

NON-CASH FINANCING AND INVESTING ACTIVITIES:
Exchange of common stock for series C preferred stock	$540,000	$-
Cancellation of previously accrued executive compensation	$430,000	$-
Issuance of common stock in satisfaction of debt	$58,000	$-
Issuance of common stock for land deposit	$49,140	$-
Reduction of series A preferred stock	$400	$-
Reclassification of note payable to convertible notes payable in connection with settlement agreement	$-	$21,605
Partial conversion of notes payable into common stock	$-	$6,000

The accompanying footnotes are an integral part of these consolidated financial statements.

75

INTEGRATED CANNABIS SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – INCORPORATION AND OPERATIONS

Integrated Cannabis Solutions, Inc. (the “Company”) is a Nevada corporation publicly traded company under the ticker "IGPK". The Company was formed on December 31, 2003 and had nominal operations during the years ended December 31, 2019 and 2018. The Company plans to process hemp or biomass into Cannabidiol (“CBD”) by establishing a processing plant in Wisconsin to supply manufacturers or pharmaceutical companies for their manufacture, distribution and sale of CBD related products such as edibles for human consumption, vitamins, and multi-vitamins, and topical products for human use such as oils, tinctures, creams, oils and salves, and vaping liquids. The Company also plans to promote and assist in the establishment of a co-op with local farmers for the purpose of establishing a consistent supply of biomass and enter into long term supply contracts.

On May 21, 2019, the Company formed Integrated Farming Solutions, LLC as a limited liability company, in the state of Nevada. Integrated Farming Solutions, LLC is a wholly owned subsidiary and has not yet begun operations. No assurance can be provided that the Company will be successful in implementing and executing on its business plans.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

Basis of presentation and use of estimates

The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United State of America (“GAAP”). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Changes in estimates and assumptions are reflected in reported results in the period in which they become known. Significant estimates made by management include, but are not limited to, valuation of stock options, stock-based compensation, convertible debt and the valuation allowance associated with deferred tax assets. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash and cash equivalents. The Company had no cash or cash equivalents as of December 31, 2019 or 2018.

Property and equipment

Property and equipment are recorded at cost and are depreciated upon placement in service over estimated useful lives ranging from three to five years on a straight-line basis. Property and equipment during the year ended December 31, 2019 consisted of a deposit on a land purchase made through the issuance of common stock (see Note 7) valued at $49,140, which was subsequently cancelled and written-off. As of December 31, 2019, the Company has no property and equipment.

Impairment of Long-Lived Assets

In the event facts and circumstances indicate the carrying value of a long-lived asset, including associated intangibles, may be impaired, an evaluation of recoverability is performed by comparing the estimated future undiscounted cash flows associated with the asset to the asset’s carrying amount to determine if a write-down to market value or discounted cash flow is required. During the year ended December 31, 2019, the Company recognized an impairment loss of $49,140 on an abandoned land deposit. The deposit was made through the issuance of common stock (see Note 7) valued at $49,140, for a purchase of the land. The purchase was subsequently cancelled, and the common stocks issued as deposits will not be recovered by Company.

76

INTEGRATED CANNABIS SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Concentrations and Credit Risk

The Company operates solely within the hemp industry within the United States of America. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the United States.

Distinguishing Liabilities from Equity

The Company relies on the guidance provided by Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity, to classify certain redeemable and/or convertible instruments. The Company first determines whether a financial instrument should be classified as a liability. The Company will determine the liability classification if the financial instrument is mandatorily redeemable, or if the financial instrument, other than outstanding shares, embodies a conditional obligation that the Company must or may settle by issuing a variable number of its equity shares.

Once the Company determines that a financial instrument should not be classified as a liability, the Company determines whether the financial instrument should be presented between the liability section and the equity section of the balance sheet (“temporary equity”). The Company will determine temporary equity classification if the redemption of the financial instrument is outside the control of the Company or at the option of the holder. Otherwise, the Company accounts for the financial instrument as permanent equity.

Initial Measurement

The Company records its financial instruments classified as a liability, temporary equity or permanent equity at issuance at the fair value, or cash received.

Subsequent Measurement – Financial instruments classified as liabilities

The Company records the fair value of its financial instruments classified as liabilities at each subsequent measurement date. The changes in fair value of its financial instruments classified as liabilities are recorded as other expense or income.

Derivative Financial Instruments

The Company evaluates its convertible instruments to determine if those contracts or embedded components of those contracts qualify as derivative financial instruments to be separately accounted for in accordance with ASC 815 Derivatives and Hedging (“ASC 815”). The accounting treatment of derivative financial instruments requires that the Company record embedded conversion options and any related freestanding instruments at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded as non-operating, non-cash income or expense for each reporting period at each balance sheet date. Conversion options are recorded as a discount to the host instrument and are amortized as amortization of debt discount on the statements of operations over the life of the underlying instrument. The Company reassesses the classification of its derivative instruments at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification.

Sequencing Policy

Under ASC 815-40-35, the Company follows a sequencing policy whereby, in the event that reclassification of contracts from equity to assets or liabilities is necessary pursuant to ASC 815 due to the Company’s inability to demonstrate it has sufficient authorized shares as a result of certain securities with a potentially indeterminable number of shares, shares will be allocated on the basis of the earliest issuance date of potentially dilutive instruments, with the earliest grants receiving the first allocation of shares. Pursuant to ASC 815, issuance of securities to the Company’s employees or directors are not subject to the sequencing policy.

77

INTEGRATED CANNABIS SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Stock-Based Compensation

The Company accounts for stock-based awards in accordance with ASC Topic 718, Stock Based Compensation, which requires fair value measurement on the grant date and recognition of compensation expense for all stock-based payment awards made to employees.

The Company calculates the fair value of option grants utilizing the Black-Scholes pricing model and estimates the fair value of the stock based upon the estimated fair value of the common stock. The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.

The resulting stock-based compensation expense for stock-based awards is generally recognized on a straight- line basis over the requisite service period of the award.

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company has incurred net operating loss for financial-reporting and tax-reporting purposes. Accordingly, for Federal and state income tax purposes, the benefit for income taxes has been offset entirely by a valuation allowance against the related federal and state deferred tax asset for the years ended December 31, 2019 and 2018.

Loss per Share

In accordance with the provisions of ASC 260, “Earnings Per Share”, net loss per share is computed by dividing net loss by the weighted-average shares of common stock outstanding during the period. During a loss period, the effect of the potential exercise of stock options and convertible debt are not considered in the diluted loss per share calculation since the effect would be anti-dilutive. The results of operations were a net loss for the years ended December 31, 2019 and 2018. Therefore, the basic and diluted weighted-average shares of common stock outstanding were the same for all years. The anti-dilutive shares of common stock outstanding for the year ended December 31, 2019 and 2018 were as follows:

	December 31,
	2019	2018
Potentially dilutive securities:
Convertible notes payable	-	202,280,000
Stock options	-	100,000,000
Series A Preferred Stock	50,000,000,000	50,000,000,000
Series B Preferred Stock	-	-
Series C Preferred Stock	364,864,865	61,926,606

Zero and 61,726,944 shares of options and convertible notes have been included in loss per share due to their nominal exercise prices as of December 31, 2019 and 2018, respectively.

Fair Value Measurements

ASC Topic 820, Fair Value Measurements and Disclosures (“ASC Topic 820”) provides a framework for measuring fair value in accordance with generally accepted accounting principles.

78

INTEGRATED CANNABIS SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ASC Topic 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs).

The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC Topic 820 are described as follows:

●	Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date.

●

Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●	Level 3 – Inputs that are unobservable for the asset or liability.

The carrying value of accounts payable and accrued expenses, notes payable and advances from officer approximate their fair value due to the short-term maturity of those items.

Certain assets and liabilities of the Company are required to be recorded at fair value either on a recurring or non-recurring basis. Fair value is determined based on the price that would be received for an asset or paid to transfer a liability in an orderly transaction based on market participants.

The fair value of the Company’s derivative liability approximated the carrying value as of December 31, 2019 and 2018. Factors that the Company considered when estimating the fair value of its derivative liability included market conditions and the term of the derivative liability. The level of the derivative liability is considered as Level 3.

The following table presents the Company’s liabilities that are measured at fair value on a recurring basis, consistent with the fair value hierarchy provisions.

December 31, 2019
	Quoted Prices in Active Markets for Identical Liabilities	Significant Other Observable Inputs	Significant Unobservable Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
Liabilities:
Derivative liability	$-	$-	$-	$-
Total	$-	$-	$-	$-

79

INTEGRATED CANNABIS SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018
	Quoted Prices in Active Markets for Identical Liabilities	Significant Other Observable Inputs	Significant Unobservable Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
Liabilities:
Derivative liability	$-	$-	$19,209	$19,209
Total	$-	$-	$19,209	$19,209

The following are the key assumptions that were used in connection with the valuation of the derivatives exercisable into common stock as of December 31, 2019 and 2018:

	Years Ended December 31,
	2019	2018
Number of shares underlying the derivatives	-	11,726,944
Exercise price	$-	$0.0010
Volatility	0%	190%
Risk-free interest rate	0.00%	2.63%
Expected dividend yield	-	-
Derivative life (years)	-	-

Level 3 liabilities are valued using unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the liabilities. For fair value measurements categorized within Level 3 of the fair value hierarchy, the Company determines its valuation policies and procedures. The development and determination of the unobservable inputs for Level 3 fair value measurements and fair value calculations are the responsibility of the Company.

Level 3 Valuation Techniques:

Level 3 financial liabilities consist of the derivative liabilities for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate. The Company deems financial instruments which do not have fixed settlement provisions to be derivative instruments. In accordance with U.S. GAAP the fair value of these derivatives are classified as liabilities on the Company’s balance sheets because, according to the terms of the derivatives, a fundamental transaction could give rise to an obligation of the Company to pay cash to its derivative holders. Such instruments do not have fixed settlement provisions and have also been recorded as derivative liabilities. Corresponding changes in the fair value of the derivative liabilities are recognized in earnings on the Company’s statements of operations in each subsequent period.

The Company’s derivative liabilities are carried at fair value and were classified as Level 3 in the fair value hierarchy due to the use of significant unobservable inputs. In order to calculate fair value, the Company uses the standard Black-Scholes model.

The following table sets forth a summary of the changes in the fair value of our Level 3 financial liabilities that are measured at fair value on a recurring basis:

	Years Ended December 31,
	2019	2018
Beginning balance	$19,209	$165,543
Change in fair value of derivative liabilities	(19,209)	(146,334)
Ending balance	$-	$19,209

80

INTEGRATED CANNABIS SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Recent Accounting Pronouncements

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (ASC 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement. ASU 2018-13 removes certain disclosures, modifies certain disclosures and adds additional disclosures. The ASU is effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2019. Early adoption is permitted. The Company is evaluating the effect that this update will have on its financial statements and related disclosures.

NOTE 3 – GOING CONCERN

At December 31, 2019, the Company had a working capital deficit of approximately $339,910 and has yet to commence its plan of operations. The Company’s current liquidity resources are not sufficient to fund its anticipated level of operations for at least the next 12 months from the date these financial statements were issued. As a result, there is substantial doubt regarding the Company’ ability to continue as a going concern.

The Company’s ability to continue operations depends on its ability to generate and grow revenue and results of operations as well as its ability to access capital markets when necessary to accomplish its strategic objectives. The Company expects that it will continue to incur losses for the immediate future and will need additional equity or debt financing until the Company can achieve profitability and positive cash flows from operating activities. The Company’s future capital requirements for its operations will depend on many factors, including the ability to generate revenues and its ability to obtain capital. There is no assurance that the Company will be successful in any capital-raising efforts that it may undertake to fund operations and implement its business plan in the future.

Due to travel related Covid-19 restrictions during 2020, the Company cancelled transactions to acquire land and or farming rights to plant hemp in California, Florida and Tennessee. The cancellation of these transactions has negatively impacted our ability to develop our operations and may continue to have negative impacts should the pandemic continue to hamper our ability to secure farmland until risks diminish.

NOTE 4 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

As of December 31, 2019 and 2018, accounts payable and accrued expenses consisted of the following:

	December 31,
	2019	2018
Accounts payable	$87,868	$2,302
Accrued payroll	50,000	180,000
Accrued interest payable	15,260	106,517
Other accrued expenses	-	8,000

Total	$153,128	$296,819

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company was advanced $47,624 and $29,885 by paying expenses on behalf of the Company during the years ended December 31, 2019 and 2018, respectively, by the Company's Chief Executive Officer, Mr. Matthew Dwyer, (the “CEO”) for working capital purposes. The loans bear interest at 10% per annum and are payable on demand. The balance of the loans were $78,509 and $30,885 and accrued interest was $7,510 and $0 as of December 31, 2019 and 2018, respectively.

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INTEGRATED CANNABIS SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – NOTES AND CONVERTIBLE NOTES PAYABLE

Convertible Notes Payable

Former Executive

On December 29, 2015, the Company entered into a $3,330 convertible note with a now former executive of the Company. The convertible note was due on December 31, 2016 and bears interest at a rate of 10% per annum, payable by the Company on the date of maturity. The principal balance of the convertible note is convertible at the election of the holder, in whole or in part, at any time, into the Company’s common stock at the lower of $0.02 per share or a 50% discount from the Company’s lowest bid price in the 30 days immediately prior to date of conversion.

The Company evaluated the convertible note in accordance with ASC 815, Derivatives and Hedging and determined that there is a conversion feature that qualifies as an embedded feature which is required to be bifurcated from the debt host contract and accounted for separately in accordance with ASC 815. The Company determined the initial fair value of the embedded feature at the time of issuance to be $2,229 which was recorded as a debt discount with an offsetting derivative liability. The Company evaluates the conversion feature on an ongoing basis to determine if events have occurred that will change the fair value of the feature. During the years ended December 31, 2019 and 2018, the Company did not experience events that would cause an adjustment to the conversion feature that would need to be adjusted through the Company’s Statement of Operations. As of December 31, 2019 and 2018, the fair value of the conversion feature was $0 and $1,458, respectively. Accordingly, the Company recorded a change in fair value of $1,458 and $11,687 related to the convertible note for the years ended December 31, 2019 and 2018, respectively.

The total debt discount resulting from the allocation of the proceeds and bifurcation of the conversion feature was fully amortized as of the maturity date of the convertible note.

On February 1, 2019, the Company settled the convertible note principal of $3,330 and accrued interest of $8,330 in full through the issuance of another note payable in the amount of $3,330 (see below). Interest expense associated with the Second Convertible Note during the years ended December 31, 2019 and 2018 amounted to $0 and $3,996, respectively, and the Company recognized $8,330 in gain from the forgiveness of the accrued interest on the convertible note at the time of settlement.

Convertible Note for Services

On November 16, 2015, the Company entered into a $38,887 Convertible Note (the “Convertible Note”) with an unrelated party for services performed. The Convertible Note was due on December 1, 2016 and bears interest at a rate of 10% per annum. The principal balance of the Convertible Note is convertible at the election of the holder, in whole or in part, at any time, into the Company’s common stock at the lower of $0.02 per share or a 50% discount from the Company’s lowest bid price in the 30 days immediately prior to date of conversion.

The Company evaluated the Convertible Note in accordance with ASC 815, Derivatives and Hedging and determined that there is a conversion feature that qualifies as an embedded feature which is required to be bifurcated from the debt host contract and accounted for separately in accordance with ASC 815. The Company determined the initial fair value of the embedded feature at the time of issuance to be $39,117 which was recorded as a debt discount with an offsetting liability. The Company evaluates the conversion feature on an ongoing basis to determine if events have occurred that will change the fair value of the feature. During the years ended December 31, 2019 and 2018, the Company did not experience events that would cause an adjustment to the conversion feature that would need to be adjusted through the Company’s Statement of Operations. As of December 31, 2019, and 2018, the fair value of the conversion feature was $0 and $17,751, respectively. Accordingly, the Company recorded a change in fair value in derivative liability of $17,751 and $134,647 related to the conversion feature for the years ended December 31, 2019 and 2018, respectively.

The total debt discount resulting from the allocation of the proceeds and bifurcation of the conversion feature was amortized as of the maturity date of the Convertible Note.

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INTEGRATED CANNABIS SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On January 9, 2019, the Company entered into a settlement agreement with the holder of the Convertible Note as a result of the federal lawsuit originally filed by the holder on November 12, 2018. The Company agreed to pay the holder a total of $70,000 in ten monthly payments, beginning on January 20, 2019, in exchange for a mutual release of all claims, including conversion rights and accrued interest. As of December 31, 2019, $64,000 of repayments were made by a third party in exchange for the issuance of notes payable (see below) and $6,000 of repayments were made by the Company’s CEO (see Note 5). As a result of the settlement agreement, the Company recorded a gain on settlement of $67,074 during the year ended December 31, 2019.

Interest expense associated with the Convertible Note during the years ended December 31, 2019 and 2018 amounted to $0 and $46,664, respectively.

Notes Payable

Demand Note #1

On March 15, 2016, the Company issued a demand note (the “Demand Note #1”) to an unrelated party (the “Lender”) in which the Company promised to pay, on demand, the principal amount of $26,228, or so much of that sum as may be advanced under the Demand Note, with interest at a rate of 9.5% per annum. On October 17, 2017, the Lender transferred Demand Note #1 to an unrelated party (the “Demand Lender”).

On June 1, 2018, pursuant to the Demand Note, the Demand Lender filed a claim against the Company alleging the Company was in material breach of the Demand Note having failed to pay the principal amount of $26,228 together with interest despite being due on demand. As of June 28, 2019, the Company had reached a settlement with the Demand Lender in which the Company agreed to issue 262,280,000 freely tradable shares (the “Settlement Shares”) of its common stock in satisfaction of the Demand Note (the “Amended Demand Note”). The Company is to issue the Settlement Shares in installments at the request of the Lender. However, at no time shall the Demand Lender request, nor shall the Company be required to, issue that number of Settlement Shares which, when issued and combined with those Settlement Shares already issued and owned by the Demand Lender, would result in the aggregate ownership of the Demand Lender to exceed 5% of the then issued and outstanding common stock of the Company.

The Company evaluated the Amended Demand Note in accordance with ASC 480, Distinguishing Liabilities from Equity and determined the note is considered stock settled debt and accordingly, it will be accounted for as a liability initially measured at fair value, utilizing the Black-Scholes pricing model, and subsequently at fair value with changes in fair value recognized in earnings. As of December 31, 2019 and 2018 the fair value of the Amended Demand Note was $0 and $15,605, respectively. Accordingly, the Company recorded a change in fair value of ($1,640) and $4,623 for the years ended December 31, 2019 and 2018, respectively.

Between January and September 2019, the Company issued a total of 180,000,000 shares of common stock in settlement of the Demand Note #1. During October 2019, the Demand Lender agreed to accept a total of 400,000,000 shares of common stock in full satisfaction of the remaining balance of Demand Note #1. During the years ended December 2019 and 2018, a total of 580,000,000 and 60,000,000 Settlement Shares were issued for settlement of the note, respectively, which had a principal balance of $17,245. The 580,000,000 shares issued in settlement of the Demand Note #1 had a fair value of $518,000, which resulted in a loss on settlement of $500,755 during the year ended December 31, 2019.

Demand Note #2

During the year ended December 31, 2019, the Demand Lender advanced the Company a total of $172,273 for the payment of a land deposit, consulting, legal fees, including a total of $67,330 in payments on convertible note settlements (see above) (“Demand Note #2”). During December 2019, the Demand Lender agreed to forgive principal of $64,000 on Demand Note #2, resulting in a gain of $64,000 during the year ended December 31, 2019. The advances accrue interest at 10% per annum and are due on demand. The principal balance and accrued interest of the Demand Note #2 was $108,273 and $7,750 at December 31, 2019, respectively.

As a result of the settlements of Demand Note #1 and #2, the Company recognized an aggregate loss on settlement of notes payable of $436,755 in the accompanying statement of operations for the year ended December 31, 2019.

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INTEGRATED CANNABIS SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 – STOCKHOLDERS DEFICIT

Series A Preferred Stock

On January 11, 2016, the Company authorized and approved the designation of 5,000,000 shares of Series A Preferred Stock with a par value of $0.0001. The Series A Preferred Stock shall not have any preferences in the event of any liquidation, dissolution or winding up of the Company, but shall participate with the Common Stock on any distributions made to the Common Stock in connection with any liquidation event on an as converted basis. The holders of the Series A Preferred Stock shall have the right to convert each share of Series A Preferred Stock into 10,000 shares of Common Stock. Series A Preferred Stock may not be converted into Common Stock except to the extent that, at the time of conversion, there are a sufficient number of authorized but unissued and unreserved shares of Common Stock available to permit conversion. The holders of Series A Preferred Stock shall have 10,000 votes per share of Series A Preferred Stock and shall be entitled to vote on any and all matters bought to a vote of stockholders of Common Stock.

On September 18, 2019, the Company reduced its Series A Preferred Shares, to 1,000,000 shares authorized and simultaneously increased the conversion ratio. The Series A Preferred Stock shall not have any preferences in the event of any liquidation, dissolution or winding up of the Company, but shall participate with the Common Stock on any distributions made to the Common Stock in connection with any liquidation event on an as converted basis. The holders of the Series A Preferred Stock shall have the right to convert their Series A Preferred Stock into Common Stock at the rate of 50,000 shares of Common Stock for each share of Series A Preferred Stock outstanding. Such conversion right may be exercised at any time during which the Series A Preferred Stock is outstanding. Series A Preferred Stock may not be converted into Common Stock except to the extent that, at the time of conversion, there are a sufficient number of authorized but unissued and unreserved shares of Common Stock available to permit conversion. The holders of Series A Preferred Stock shall have 50,000 votes per share Series A Preferred Stock and shall be entitled to vote on any and all matters brought to a vote of stockholders of Common Stock and shall vote as a group with and on the same basis as holders of Common stock.

Series B Preferred Stock

On October 8, 2019, the Company filed an Amended Certificate of Stock Designation in Nevada for Series B Preferred shares. The Company is authorized to issue 600,000 shares of Preferred B Shares, none of which are outstanding. Each Preferred B share is convertible at $2.00 per share into one Common Stock Share Per each Preferred B Share. The Series B Preferred shares have no voting rights until after conversion into Common stock on a one-for-one basis.

Series C Preferred Stock

On October 8, 2019, the Company filed an Amended Certificate of Stock Designation in Nevada for Series C Preferred shares. The Company is authorized to issue 540,000 shares of Series C Preferred Stock, 540,000 of which are outstanding. During the year ended December 31, 2019, the Company entered into an agreement with Trans Global Group, Inc. (“TGG”), a related party in which the CEO, is also the Chief Executive Officer and majority shareholder of TGG, whereby TGG would exchange 540,000,000 shares of the Company's common stock for 540,000 shares of newly created Series C Preferred Stock. On March 29, 2019, the 540,000,000 shares of common stock were returned to the Company and cancelled, and on October 15, 2019, the 540,000 shares of Series C Preferred Stock were issued to TGG.

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INTEGRATED CANNABIS SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The holder of Series C Preferred stock has the right to “Call” the shares, subject to the Conversion/Call Schedule below, for $1/Series C Preferred share or for shares of the Company’s common stock with equivalent value. The share price of the common stock is to be determined using the average closing price of the common stock for the five trading days prior to conversion.

Date Conversion/Call Permissible (Preferred C)	Maximum Dollars Convertible at $1.00 per 1 Share($)

Q1 2020 ending March 31, 2020	30,000

Q2 2020 ending June 30, 2020	30,000

Q3 2020 ending September 30, 2020	30,000

Q4 2020 ending December 31, 2020	30,000

Q1 2021ending March 31, 2021	60,000

Q2 2021 ending June 30 2021	60,000

Q3 2021 ending September 30, 2021	60,000

Q4 ending December 31, 2021	60,000

Q1 ending March 31, 2022	60,000

Q2 ending June 30, 2022	60,000

Q3 ending September 30, 2022	60,000

Q4 ending December 31, 2022	60,000

The Company has a first right of refusal to Call all Series C Preferred shares prior to any sale or conversion of these shares, even if a conversion is permissible under the Conversion/Call Schedule above. Any holder of Series C Preferred shares seeking to sell or convert their Series C Preferred shares must first submit a written request to us to do so. The Corporation shall then have 30 days to exercise its first right of refusal.

The Company has determined that the Series C Preferred Stock is more akin to equity than debt and that conversion feature, subject to adjustments, is clearly and closely related to the host instrument, therefore bifurcation is not required. The Company has accounted for the Series C Preferred Stock as contingently redeemable preferred stock and has presented the amount in temporary equity on the consolidated balance sheet based on the initial measurement amount, as required by ASC 480-10-S99, Distinguishing Liabilities from Equity – SEC Materials. The put feature of the Series C Preferred Stock is a mandatory redemption feature, however since the Series C Preferred Stock also has a conversion feature, it is not included as temporary equity. The amount presented as temporary equity for the contingently redeemable Series C Preferred Stock outstanding is its issuance-date fair value. The Series C Preferred Stock was initially measured at its fair value, $540,000.

Common Stock

As of December 31, 2019 and 2018, the Company has authorized 1,200,000,000 and 1,500,000,000 common shares, respectively, with a par value of $0.0001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

During the year ended December 31, 2019, the Company issued 580,000,000 shares of common stock for the conversion of its Demand Notes (See Note 6).

During the year ended December 31, 2019, the Company issued 37,800,000 shares of common stock for a deposit on land purchases valued at $49,140.

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INTEGRATED CANNABIS SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 – STOCK OPTIONS

On January 1, 2018, the Company awarded the Chief Operating Officer (the “CEO”) an option to purchase a total of 150,000,000 shares of the Company’s common stock at an exercise price of $0.01. The option vests at the rate of 50,000,000 options on the first day of each calendar year beginning January 1, 2018 and have an expiration date of January 1, 2023. On December 31, 2019, the Company and the CEO mutually agreed to cancel the 150,000,000 options.

The following table summarizes stock option activity for the years ended December 31, 2019 and 2018, respectively.

Weighted Average
	Shares Underlying Options	Exercise Price	Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding as of January 1, 2018	-	$-	-	$-
Granted	150,000,000	0.01	5.00
Exercised	-
Forfeited, cancelled, expired	-
Outstanding as of December 31, 2018	150,000,000	$0.01	4.00	$330,000
Granted	-	-	-
Exercised	-	-	-
Forfeited, cancelled, expired	(150,000,000)	-	-
Outstanding as of December 31, 2019	-	$-	-	$-

Vested at December 31, 2019	-	$-	-	$-

The value of common stock grants is measured based on their fair market value on the date of grant and amortized over their respective vesting periods. The Company recognized total stock-based compensation expense of $0 and $883,888 during the years ended December 31, 2019 and 2018, respectively.

The following table summarizes the assumptions used to compute the fair value of options granted at the inception date:

January 1, 2018
Exercise price	$0.010
Fair value of company's common stock	$0.008
Dividend yield	0%
Expected volatility	172.00%
Risk free interest rate	2.01%
Expected life (years) remaining	3.50

The expected life is computed using the simplified method, which is the average of the vesting term and the contractual term. The expected volatility is based on management's analysis of historical volatility for comparable companies. The risk-free interest rate is based on the U.S. Treasury yields with terms equivalent to the expected term of the related option at the time of the grant. The fair value of the Company’s common stock is based on the closing share price on January 2, 2018. While the Company believes these estimates are reasonable, the compensation expense recorded would increase if the expected life was increased, a higher expected volatility was used, or if the expected dividend yield increased.

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INTEGRATED CANNABIS SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – INCOME TAXES

The provision (benefit) for income taxes consists of the following:

December 31,
	2019	2018
Federal	$-	$-
State	-	-
Deferred	-	-
Total	$-	$-

The difference between the actual income tax rate versus the tax computed at the Federal Statutory rate follows:

	December 31,
	2019	2018
Federal rate	21%	21%
Change in tax rate	-	-
State net of federal	4%	4%
Valuation allowance	-25%	-25%
Effective income tax rate	0%	0%

The Company did not have any material uncertain tax positions. The Company’s policy is to recognize interest and penalties accrued related to unrecognized benefits as a component income tax expense (benefit). The Company did not recognize any interest or penalties, nor did it have any interest or penalties accrued as of December 31, 2019.

Deferred income tax assets and (liabilities) consist of the following:

	December 31,
	2019	2018
Salaries and wages	$158,913	$83,639
Derivative liability and convertible notes	(40,785)	(18,836)
Gain on settlement	(5,891)	-
Interest expense	29,035	25,680
Selling, general and administrative	14,338	6,622
Professional and legal fees	53,752	3,817
Stock compensation	224,021	224,021
Loss on impairment	23,951	-
Total	457,334	324,943
Valuation allowance	(457,334)	(324,943)
Deferred tax asset, net	$-	$-

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INTEGRATED CANNABIS SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The tax periods ending December 31, 2019, 2018, 2017, and 2016 respectively, are open for examination.

On March 27, 2020, the CARES Act was enacted in response to COVID-19 pandemic. Under ASC 740, the effects of changes in tax rates and laws are recognized in the period which the new legislation is enacted. The CARES Act made various tax law changes including among other things (i) increasing the limitation under Section 163(j) of the Internal Revenue Code of 1986, as amended (the “IRC”) for 2019 and 2020 to permit additional expensing of interest (ii) enacting a technical correction so that qualified improvement property can be immediately expensed under IRC Section 168(k), (iii) making modifications to the federal net operating loss rules including permitting federal net operating losses incurred in 2018, 2019, and 2020 to be carried back to the five preceding taxable years in order to generate a refund of previously paid income taxes and (iv) enhancing the recoverability of alternative minimum tax credits. Given the Company’s full valuation allowance position and capitalization of all costs, the CARES Act did not have an impact on the financial statements.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

The Company from time to time is party to certain lawsuits, legal proceedings and various claims relating to matters in the normal course of its business.

On January 1, 2018, the Company entered into an employment agreement with the CEO. Under the terms of the employment agreement, the Company must pay the CEO a salary at a rate of $180,000 for the 2018 calendar year, $300,000 for the 2019 calendar year, and $180,000 for the 2020 calendar year. On December 31, 2019, the CEO’s salary was reduced to $180,000, per year effective on January 1, 2020 and the aggregate of previously accrued wages were reduced to $50,000 in total. Accordingly, $430,000 of previously accrued wages were recorded as capital contributions as of December 31, 2019. In addition, the CEO is eligible to receive stock options for the right to purchase up to 150,000,000 shares of the Company’s common stock, beginning with the 2018 calendar year. As of December 31, 2019, the Company and the CEO mutually agreed to cancel the 150,000,000 options. (see Note 8).

On January 9, 2019, the Company entered into a settlement agreement with the holder of the Convertible Note as a result of the federal lawsuit originally filed by the holder on November 12, 2018. The Company agreed to pay the holder a total of $70,000 in ten monthly payments, beginning on January 20, 2019, in exchange for a mutual release of all claims with the option to pay a reduced total of $50,000 to settle the lawsuit if such $50,000 is paid by April 20, 2019. As of December 31, 2019, the Company made $70,000 of repayments “(see Note 7).

NOTE 11 – SUBSEQUENT EVENTS

During May 2020, the Company cancelled the purchase of land, forfeiting its $49,140 deposit.

During June 2020, a holder of 2,000 shares of the Company’s Preferred Series A stock converted those shares into 100,000,000 shares of the Company’s common stock.

During June 2020, the Company increased its authorized shares of common stock from 1,200,000,000 to 1,450,000,000.

During September 2020, a holder of 2,600 shares of the Company’s Preferred Series A stock converted those shares into 130,000,000 shares of the Company’s common stock.

During September 2020, all of the outstanding Preferred Series C stock was assigned to the Company’s CEO in exchange for his personal shares in TGG.

During November 2020, a holder of 2,000 shares of the Company’s Preferred Series A stock converted those shares into 100,000,000 shares of the Company’s common stock.

During December 2020, the Company increased its authorized shares of common stock from 1,450,000,000 to 1,650,000,000.

88

INTEGRATED CANNABIS SOLUTIONS, INC.

4,583,183 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _________________, 2020, all dealers that effect transactions in these securities whether or not participating in this Offering may be required to deliver a Prospectus. This is in addition to the dealer’s obligation to deliver a Prospectus when acting as underwriters.

The Date of This Prospectus is __________________.

89

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$0.92
Accounting fees and expenses	$30,000
Legal Fees	$20,500
Total	$50,500.92

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the Offering listed above. No portion of these expenses will be borne by the Selling Stockholders. The Selling Stockholders, however, will pay any other expenses incurred in selling their Common Stock, including any brokerage commissions or costs of sale.

Item. 14. Indemnification of Directors and Officers

Section 145 of the Nevada General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Our Articles of Incorporation contain a provision that no director or officer will be personally liable to us or our stockholders for damages regarding breaches of fiduciary duty. This limitation on liability may reduce the likelihood of derivative litigation against our officers and directors and may discourage or deter our stockholders from suing our officers and directors based upon breaches of their duties to our Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be provided to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

On June 27, 2017, we issued 30,000,000 fully vested shares of common stock to Doug Sindel for services at $0.0001 per share

On January 1, 2018, we awarded our Chief Executive Officer an option to purchase a total of 150,000,000 shares of our common stock at an exercise price of $0.01. These options shall vest at the rate of 50,000,000 options on the first day of each calendar year beginning January 1, 2018 and have an expiration date of January 1, 2023. As of December 31, 2019, we and the CEO mutually agreed to cancel the 150,000,000 options.

On June 28, 2018, the Circuit Court, Cook County, Illinois, Complaint, Case Number: 2018 M1 119235 approved exempt stock issuances totaling 262,280,000 shares of Common Stock pursuant to a Court Order under Section 3(a)(10) of the Securities Act.

On September 18, 2019, we issued 1,000,000 Preferred A Shares to our Chief Executive Officer, Matthew Dwyer.

On October 15, 2019, we issued 540,000 Series C Shares to Trans Global Group, Inc. a related party in which our Chief Executive Officer, Mathew Dwyer, is the Chief Executive Officer and majority shareholder of, in exchange for the cancellation of 540,000,000 shares of common stock that occurred during the nine months ended September 30, 2019.

During the nine months ended September 30, 2019, we issued 150,000,000 shares of common stock for the partial conversion of a Demand Note.

During the twelve months ended December 31, 2019, we issued 400,000,000 shares of common stock for the full conversion of an outstanding Demand Note originally issued on November 16, 2015 to Matheau Stout, Esq.

On June 10, 2020, a holder of 2,000 shares of our Preferred Series A stock converted those shares into 100,000,000 shares of the Company’s common stock.

On September 23, 2020, a holder of 2,600 shares of our Preferred Series A stock converted those shares into 130,000,000 shares of the Company’s common stock.

During December 2, 2020, a holder of 2,000 shares of our Preferred Series A stock converted those shares into 100,000,000 shares of the Company’s common stock.

90

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Description

3.1	Articles of Incorporation and October 8, 2019 amendment* (Previously filed with S-1 Registration Statement on February 12, 2020).

3.2	Bylaws of the Company*(Previously filed with S-1 Registration Statement on February 12, 2020).

5.1	Opinion of Frederick M. Lehrer, Esquire of Frederick M. Lehrer, P. A. filed herewith.**

10.1	Employment Agreement of Matthew Dwyer filed herewith**

23.1	Consent of Frederick M. Lehrer, P. A. (included in Exhibit 5.1)**

23.2	Consent of Marcum LLP filed herewith (Amendment Number 2)**

__________

* Previously filed exhibit

** Filed herein

91

Item. 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

a.	To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;
b.

To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

c.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

1.	Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);
2.	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
3.

The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

4.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Coconut Creek, Florida on February 5, 2021.

By:	/s/ Matthew Dwyer
Matthew Dwyer Chief Executive Officer/Director
(Principle Executive Officer)

By:	/s/ Matthew Dwyer
Chief Financial Officer Chief Accounting Officer/Director (Principle Financial Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Matthew Dwyer
Matthew Dwyer Chief Executive Officer/Director
(Principle Executive Officer)

Date: February 5, 2021

By:	/s/ Matthew Dwyer
Matthew Dwyer, Chief Financial Officer/ Chief Accounting Officer/Chairman (Principle Financial Officer)

Date: February 5, 2021

By:	/s/ Manuel Losada
Manuel Losada, Director

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